Exhibit 4.1

THE MANITOWOC COMPANY, INC.,
as the Issuer,

THE GUARANTORS NAMED HEREIN

and

U.S. BANK Trust company, NATIONAL ASSOCIATION
as Trustee and as Notes Collateral Agent,

INDENTURE

Dated as of September 19, 2024

$300,000,000

9.250% Senior Secured Second Lien Notes due 2031

TABLE OF CONTENTS

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SECTION 14.04.	Conditions to Legal Defeasance or Covenant Defeasance	99
SECTION 14.05.	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions	100
SECTION 14.06.	Reinstatement	100

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APPENDIX & EXHIBITS

ANNEX I ― Rule 144A / Regulation S

EXHIBIT 1 to Annex I — Form of Initial Note

EXHIBIT A —Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

EXHIBIT B — Form of Incumbency Certificate

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INDENTURE, dated as of September 19, 2024 (this “Indenture”), among THE MANITOWOC COMPANY, INC., a Wisconsin corporation, the Guarantors (as defined herein) listed on the signature pages hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee and as Notes Collateral Agent (each as defined herein).

RECITALS OF THE ISSUER

The Issuer (as defined herein) has duly authorized the creation of an issue of 9.250% Senior Secured Second Lien Notes due 2031 issued on the date hereof (the “Initial Notes”) and to provide therefor the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Initial Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture (together, the “Notes”).

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.01. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5) “or” is not exclusive;

(6) “including” means including without limitation; and

(7) all references to the date the Notes were originally issued shall refer to the Issue Date.

SECTION 1.02. Definitions.

“ABL Credit Agreement” means the asset-based revolving credit facility pursuant to the credit agreement dated as of March 25, 2019, by and among the Issuer, the other subsidiaries of the Issuer as borrowers and guarantors thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent and the other parties thereto, as the same was amended prior to, and is to be amended on, the Issue Date, and as the same may be in effect from time to time and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges, refinancings or substitutions thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Acceptable Commitment” has the meaning specified in Section 10.17(a)(4)(iii) of this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time it merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger or consolidation.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05(a) of this Indenture.

“Action” has the meaning specified in Section 13.07(v) of this Indenture.

“Additional Notes” has the meaning specified in Section 3.13 of this Indenture.

“Additional Parity Debt” means the Additional Notes and any additional Secured Indebtedness that is secured by a Lien ranking equal with the Lien securing the Notes and is permitted to be incurred pursuant to Section 10.11(a) of this Indenture; provided that (i) the representative of such Additional Parity Debt (other than any Additional Notes) executes a joinder agreement to the Intercreditor Agreement and, if applicable, to the other Security Documents, in the form attached thereto, agreeing to be bound thereby, and delivers the joinder to the Intercreditor Agreement to the First Lien Agent and the Notes Collateral Agent and (ii) the Issuer has designated such Indebtedness as “Additional Parity Debt” thereunder in writing to the First Lien Agent and the Notes Collateral Agent.

“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning specified in Section 10.13(a) of this Indenture.

“After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Issuer or a Guarantor from another Subsidiary, which in each case constitutes Collateral or would have constituted Collateral had such assets and property been owned by the Issuer or a Guarantor on the Issue Date.

“Agent” means any Note Registrar, Transfer Agent, co‑registrar, Paying Agent, Authenticating Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes such agent to perform.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Authorized Representative” means (i) the Trustee for so long as the Notes Obligations remain outstanding and (ii) thereafter, the agent party to the Security Agreement representing the series of Permitted Additional Parity Debt with the greatest outstanding aggregate principal amount at such time.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a)(i) the sum of the present values at such Redemption Date of (A) the Redemption Price of such Note on October 1, 2027 (such Redemption Price being set forth in Section 11.01), plus (B) all required remaining scheduled interest payments due on such Note through October 1, 2027, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Redemption Date plus 50 basis points, minus (ii) accrued but unpaid interest to, but excluding, such Redemption Date, over (b) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation, or determination of the Treasury Rate, shall not be a duty or obligation of the Trustee.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Issuer or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Restricted Subsidiary of the Issuer of: (1) any Capital Stock of any Restricted Subsidiary of the Issuer; or (2) any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business (in each case, whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise); provided, however, that Asset Sales or other dispositions shall not include:

(a) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $25.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted by Section 10.17 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(d) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the fair market value thereof;

(e) sales of accounts receivable and related assets (including contract rights) to the Factor pursuant to the Factoring Agreement;

(f) (i) disposals or replacements of obsolete, damaged, unnecessary, unsuitable, worn out, used or surplus property or equipment or other assets in the ordinary course of business, (ii) any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Issuer and its Subsidiaries or (iii) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(g) the sale or other disposition of cash or Cash Equivalents;

(h) any disposition, issuance or sale constituting a Restricted Payment permitted by Section 10.10 or any Permitted Investment;

(i) [reserved];

(j) the lease, assignment, sub‑lease, license, cross‑license or sub‑license of any real or personal property in the ordinary course of business or consistent with past practice or which do not materially interfere with the business of the Issuer or any of its Restricted Subsidiaries;

(k) any issuance, sale or pledge of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary, the primary assets of which are cash and Cash Equivalents);

(l) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights, tort or other litigation claims, or voluntary termination of other contracts or assets, in the ordinary course of business or consistent with past practice;

(m) [reserved];

(n) solely for purposes of Sections 10.17(a)(1) and (2), sales or other dispositions of non‑core assets acquired in an acquisition or other Investments;

(o) any exchange of assets (including a combination of assets and Cash Equivalents) for Replacement Assets of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(p) any voluntary termination or non-renewal of capital or operating leases in the ordinary course of business;

(q) the lapse, abandonment or other disposition of intellectual property, in each case, which, in the reasonable judgment of the Issuer, is no longer economically desirable or practicable to maintain or used in any material respects in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(r) consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business;

(s) solely for purposes of Sections 10.17(a)(1) and (2), dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Issuer or any Restricted Subsidiary;

(t) the disposition of any non-speculative swap agreement;

(u) non-exclusive licenses and sublicenses of, or other non-exclusive grants of rights to use, intellectual property rights (i) in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole or (ii) existing as of the Issue Date; and

(v) the granting of any Liens permitted by Section 10.12.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Authenticating Agent” has the meaning specified in Section 6.12 of this Indenture.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code or any similar United States federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding‑up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or, with respect to any Person that is not a corporation, the Person or Persons performing corresponding functions.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the place of payment.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(4) time deposits, certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million, in each case, maturing within one year from the date of acquisition thereof;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1), (2) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6) any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer), in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(7) marketable short term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(8) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any bank meeting the qualifications specified in clause (4) above;

(9) Investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (8) above; and

(10) Foreign Cash Equivalents.

“Cash Management Obligations” means (1) any cash management or related services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“CERCLA” has the meaning specified in Section 13.07(q) of this Indenture.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of this Indenture); or

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer.

“Change of Control Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 10.16(a)(2) of this Indenture.

“Collateral” means all of the assets and property of the Issuer and the Guarantors, whether real, personal or mixed, securing or purported to secure any Notes Obligations, other than Excluded Assets, including all “Collateral” as defined in the Security Agreement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income of such Person for such period; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b) total interest expense determined in accordance with GAAP;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d) restructuring charges;

(e) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to acquisitions, divestitures, dispositions, mergers, Divisions, amalgamations, consolidations or other investments or related to restructurings, operational changes, strategic initiatives, cost savings initiatives, operational improvements, entry into new markets, reductions in force or other similar initiatives and actions that are reasonably identifiable and projected by the Issuer in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken within 12 months of the date of consummation of such acquisition, divestiture, disposition, merger, Division, amalgamation, consolidation or other investment or the initiation of such restructuring, operational change, strategic initiative, cost savings initiative, operational improvement, entry into new market, reduction in force and other similar initiative or action, in each case so long they are reasonably identifiable and quantifiable and factually supportable; provided that, in each case, such adjustments are set forth in an Officer’s Certificate which states the amount of such adjustment or adjustments and that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officer executing such certificate at the time of such execution; provided, further, that the aggregate amount of add-backs pursuant to this clause (e) (not counting for purposes of applying this limitation, amounts pursuant to this clause (e) that are permitted to be made in accordance with Article 11 of Regulation S-X) does not exceed 15.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any such addback pursuant to this clause (e)); and

(f) any expenses, fees, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof related to any Equity Offering, Permitted Investment, sale of assets, acquisition, disposition, discontinued operations, recapitalization or the incurrence or issuance of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful) or extinguishment of Indebtedness (and termination of any Hedging Obligations or other derivative instruments) including (i) such fees, expenses or charges related to the offering of the Notes and the ABL Credit Agreement and (ii) any amendment or other modification of the Notes, the ABL Credit Agreement or any other Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition:

(1) “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence, assumption, guarantee, redemption, repayment, reclassification, discharge, defeasance, repurchase or extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence, assumption, guarantee, redemption, repayment, reclassification, discharge, defeasance, repurchase or extinguishment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make or made during the Four Quarter Period or subsequent thereto and on or prior to or simultaneously with the Transaction Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of the Four Quarter Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such Four Quarter Period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable Four Quarter Period. If since the beginning of the Four Quarter Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, whether or not in accordance with GAAP or Regulation S-X under the Securities Act, to reflect operating expense reductions, cost savings or synergies reasonably expected to result within 12 months from the applicable pro forma event.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period; plus

(2) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense, net of interest income, of such Person and its Restricted Subsidiaries with respect to outstanding Indebtedness for such period determined on a consolidated basis in accordance with GAAP (including: (a) the net amortization of original issue discount and original issuance premium from the issuance of Indebtedness of such Person and its Restricted Subsidiaries; (b) the net costs under Hedging Obligations with respect to Indebtedness; (c) all capitalized interest; and (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing), but excluding (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (iii) non cash interest expense attributable to the movement of the mark to market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (iv) any one time cash costs associated with breakage in respect of hedging agreements for interest rates, (v) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Securitization Transaction, (vi) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vii) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) interest expense attributable to a direct or indirect parent entity resulting from push down accounting and (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis; and

(2) the interest component of Financing Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains or losses from Asset Sales (without regard to the $25.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary, unusual or nonrecurring gains, losses, charges or expenses;

(3) solely for the purpose of determining the amount available for Restricted Payments under Section 10.10(a)(iii)(u), the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the Issuer or another Restricted Subsidiary of the Issuer by such Person;

(4) the net income of any Person, other than a Restricted Subsidiary of the Issuer, except to the extent of cash dividends or distributions paid to the Issuer or to a Restricted Subsidiary of the Issuer by such Person;

(5) income or loss attributable to discontinued operations from the date of discontinuation forward (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued);

(6) in the case of a successor to the referent Person by consolidation, Division or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, Division, merger or transfer of assets;

(7) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans;

(8) the cumulative effect of an adoption or change in accounting principles or policies;

(9) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP) resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write off of any amounts thereof, net of taxes;

(10) any net after tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid);

(11) any gain or loss resulting from fair value adjustments to Indebtedness;

(12) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long lived assets, goodwill, investments in debt and equity securities or as a result of a change in law or regulation;

(13) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, permitted acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period);

(14) unrealized gains and losses relating to Hedging Obligations or other derivative instruments and the application of ASC 815 and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830; and

(15) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses (including amortization of intangibles) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens minus the aggregate amount of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (other than Restricted Cash but including, for the avoidance of doubt, cash in an escrow or similar account), in each case, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made to (2) the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash and Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect such further pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries minus the aggregate amount of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (other than Restricted Cash but including, for the avoidance of doubt, cash in an escrow or similar account), in each case, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made to (2) the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash and Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Financing Lease Obligations and third-party debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, (A) Hedging Obligations, (B) performance bonds or any similar instruments and (C) the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any acquisition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) or other Investment) and (2) the aggregate amount of all outstanding Disqualified Capital Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Manitowoc Notes Administrator.

“Covenant Defeasance” has the meaning specified in Section 14.03 of this Indenture.

“Credit Facilities” means one or more debt facilities, including the ABL Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities, Qualified Securitization Transactions or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof, whether by the same or any other agent, investor, lender or group of lenders.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non‑Cash Consideration” means the fair market value, as determined by the Issuer in good faith, of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Secured Foreign Products” means financing agreements between, on the one hand, any lender or affiliate of a lender under the ABL Credit Agreement and, on the other hand, the Issuer, any Guarantor or any Foreign Subsidiary of the Issuer or any Guarantor and designated as such under the ABL Credit Agreement in accordance with the terms thereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Issuer incorporated or otherwise existing under the laws of the United States, any State thereof or the District of Columbia.

“Equity Offering” means any public or private sale or issuance of Qualified Capital Stock of the Issuer, other than (1) public offerings with respect to the Issuer’s common stock on Form S-8 and (2) issuances to any Subsidiary of the Issuer.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” has the meaning specified in the Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary, (b) any Subsidiary that is prohibited by applicable law from providing a Guarantee, (c) any Unrestricted Subsidiary and (d) any direct or indirect Domestic Restricted Subsidiary of a direct or indirect Foreign Restricted Subsidiary.

“Factor” means, collectively, one or more purchasers of receivables under the Factoring Agreement.

“Factoring Agreement” means one or more receivables purchase agreements (or similar agreements) entered into by the Issuer or any of its Restricted Subsidiaries with one or more Factors, as the same may be amended, modified, supplemented or replaced from time to time so long as any such replacement agreement is on terms no less favorable to the Issuer or any of its Restricted Subsidiaries in any material respect than those terms set forth in the Factoring Agreements as in effect on the Issue Date.

“Financing Lease Obligation” means, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as it applied immediately prior to giving effect to FASB Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (February 2016), and all calculations and deliverables under this Indenture or any related document (other than financial statements to be prepared in accordance with GAAP) shall be made or delivered, as applicable, in accordance therewith. At the time any determination thereof is to be made, the amount of the liability in respect of any such financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Lien Agent” means the administrative agent and collateral agent under the ABL Credit Agreement, and its successors, replacements or assigns in such capacity.

“First Lien Credit Documents” means the ABL Credit Agreement, each other Credit Facility (to the extent that such Credit Facility provides for or evidences First Lien Obligations), the other Loan Documents (as defined in the ABL Credit Agreement or any such other Credit Facility) or such similar term, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding documents governing secured hedging and cash management obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time..

“First Lien Obligations” means (a) with respect to the ABL Credit Agreement in effect on the Issue Date, all “Secured Obligations” (as defined in such ABL Credit Agreement and including, for the avoidance of doubt, all Permitted Bank Product Obligations that are “Secured Obligations” under such ABL Credit Agreement) and (b) with respect to each other Credit Facility (to the extent that the obligations under such Credit Facility are designated by the Issuer as “First Lien Obligations” for purposes of this Indenture), (i) all principal of and accrued and unpaid interest (including, without limitation, any Post- Petition Amounts) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Lien Credit Documents, (ii) all reimbursement obligations (if any) and interest thereon (including, without limitation, any Post-Petition Amounts) with respect to any letter of credit or similar instruments issued pursuant to such Credit Facility, (iii) all Permitted Bank Product Obligations and (iv) all guarantee obligations, fees, expenses, reimbursements, indemnities and other amounts payable from time to time pursuant to the First Lien Credit Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the maximum aggregate principal amount of First Lien Obligations (other than in respect of Permitted Bank Product Obligations) for purposes of the Intercreditor Agreement shall not exceed $487.5 million.

“First Lien Secured Parties” means the First Lien Agent and holders of First Lien Obligations secured by the Collateral.

“Foreign Cash Equivalents” means time deposits, certificates of deposit, or bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any bank organized under the laws of Canada, the United Kingdom, Singapore, Australia, China or any country that is a member of the European Union, whose short-term commercial paper rating is at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer), in each case with maturities of not more than one year from the date of acquisition.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Restricted Subsidiary.

“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States. Notwithstanding the foregoing, if any change in generally accepted accounting principles or in the application thereof after the Issue Date would affect the computation of any financial ratio or requirement set forth in the Notes or this Indenture, then the Issuer may deliver notice to the Trustee that such change will not apply for any determinations thereafter under the Notes or this Indenture.

“Government Securities” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means (1) each of the Initial Guarantors and (2) each of the Issuer’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture pursuant to which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be deemed to create Hedging Obligations within the meaning of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“incur” has the meaning specified in Section 10.11(a) of this Indenture, and the terms “incurred” and “incurrence” shall have correlative meanings.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Financing Lease Obligations and Qualified Securitization Transactions of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, warranties and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction which is issued in respect of Indebtedness referred to in clauses (1) through (4) above and clause (8) below;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset (as determined in good faith by the Issuer) or the amount of the Obligation so secured;

(8) all net Obligations under Hedging Obligations; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” has the meaning specified in the first recital of this Indenture.

“Initial Guarantors” means each of Manitowoc Crane Group U.S. Holding, LLC, a Tennessee limited liability company, Manitowoc Crane Companies, LLC, a Wisconsin limited liability company, Grove U.S. L.L.C., a Delaware limited liability company, Manitowoc CP, Inc., a Nevada corporation, and MGX Equipment Services, LLC, a Delaware limited liability company.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of March 25, 2019 among JPMorgan Chase Bank, N.A., as administrative and collateral agent under the ABL Credit Agreement, U.S. Bank Trust Company, National Association, as the collateral agent under the notes of the Issuer issued on March 25, 2019 and being refinanced in full on the Issue Date, the Issuer and each Guarantor, as supplemented by the Loan Party Joinder Agreement No. 1, dated as of March 2, 2022, as further supplemented by the Second Priority Debt Joinder Agreement No. 1 and Amendment No. 1 to Intercreditor Agreement, dated as of the Issue Date, and as it may otherwise be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, credit card and debit card receivables, trade credit, endorsements for collection or deposit arising in the ordinary course of business, advances to customers, commission, travel and similar advances to any future, present or former employees, directors, officers, members of management, manufacturers and consultants, in each case made in the ordinary course of business), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

For purposes of the definition of “Unrestricted Subsidiary” and Section 10.10:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Issuer; and

(3) if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any voting Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined by the Issuer in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Issue Date” means September 19, 2024.

“Issuer” means The Manitowoc Company, a Wisconsin corporation, and not any of its Subsidiaries.

“Issuer’s Request” or “Issuer’s Order” means a written request or order signed in the name of the Issuer by an Officer thereof, and delivered to the Trustee.

“LCT Election” has the meaning specified in Section 1.19 of this Indenture.

“LCT Test Date” has the meaning specified in Section 1.19 of this Indenture.

“Legal Defeasance” has the meaning specified in Section 14.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York or in the place of principal payment.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any finance lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means each of (i) any acquisition or Investment, in each case for which the consummation thereof is not conditioned on the availability of, or on obtaining, third-party financing or in connection with which any fee or expense would be payable by the Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition document in respect thereof, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any disposition pursuant to Section 10.17.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Issuer or a Guarantor in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties securing the Notes Obligations, in form and substance reasonably satisfactory to the Notes Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Real Property” means Real Property owned as of the date hereof, other than Real Property constituting Excluded Assets, which secures the Notes Obligations.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale on a basis that is prior to the Liens, if any, on such assets securing the Notes Obligations; and

(4) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Proceeds Offer” has the meaning specified in Section 10.17(b) of this Indenture.

“Net Proceeds Offer Amount” has the meaning specified in Section 10.17(b) of this Indenture.

“Net Proceeds Offer Payment Date” has the meaning specified in Section 10.17(b) of this Indenture.

“Net Proceeds Offer Trigger Date” has the meaning specified in Section 10.17(b) of this Indenture.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Note Documents” means this Indenture, the Notes, the Guarantees (if any) and the Security Documents.

“Note Parties” means the Issuer and the Guarantors.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02 of this Indenture.

“Noteholder Secured Party” means the Trustee, the Notes Collateral Agent, the Holders and any successor or transferee of any of the foregoing.

“Notes” has the meaning specified in the third recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes; provided that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

“Notes Collateral Agent” means U.S. Bank Trust Company, National Association, as collateral agent for the holders of the Notes Obligations under this Indenture and the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Notes Obligations” means all Obligations owing pursuant to the Notes, this Indenture, the Guarantees and the Security Documents including all interest, fees and expenses accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim therefor is allowed in such case or proceeding.

“Obligations” means all obligations for principal, premium, interest, fees, expenses (including all interest, fees, and expenses accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim therefor is allowed in such case or proceeding), penalties, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated September 5, 2024, pursuant to which the Notes were offered to potential purchasers.

“Officer” means, with respect to any Person, any of the following: the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President or Treasurer (including interim officers).

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person, which meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, or other counsel which is reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture;

(3) Notes, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Fourteen; and

(4) Notes which have been surrendered to the Trustee pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Additional Parity Debt” has the meaning given in clause (2) of the definition of “Permitted Collateral Liens.”

“Permitted Bank Product Obligations” means all Swap Obligations, all Permitted Cash Management Obligations and all Designated Secured Foreign Products, in each case to the extent secured by Liens pursuant to the First Lien Credit Documents.

“Permitted Cash Management Obligations” means any one or more of the following financial products or accommodations extended to the Issuer or any of its Restricted Subsidiaries by the First Lien Agent or any lender or its affiliate or branch and secured by Liens pursuant to any First Lien Credit Document: (a) credit cards (including commercial cards (including so-called “purchase cards,” “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards or (e) Cash Management Obligations.

“Permitted Collateral Liens” means:

(1) Liens securing the Notes and the Guarantees issued on the Issue Date and Refinancing Indebtedness with respect to such Notes and the Guarantees relating thereto;

(2) Liens securing Additional Parity Debt incurred pursuant to Section 10.11(a); provided that, with respect to this clause (2), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.50 to 1.00 (such Additional Parity Debt secured pursuant to this clause (2), “Permitted Additional Parity Debt”); provided, further, that, in the case of Liens incurred pursuant to this clause (2) securing such Permitted Additional Parity Debt, the holders of such Permitted Additional Parity Debt, or their duly appointed agent, shall become a party to the Security Agreement and agree to be bound by the terms of the Intercreditor Agreement;

(3) Liens described in (x) clauses (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) (limited to Liens under such clause in respect of Hedging Obligations that are Permitted Bank Product

Obligations), (13), (16), (17), (18), (19), (20), (23), (24), (26), (27), (28), (30), (32) and (34) of the definition of “Permitted Liens” and (y) clause (33) of the definition of “Permitted Liens” (limited, with respect to clause (33), to Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien that was incurred as a Permitted Collateral Lien under the references to clauses (11), (13) and (23) of the definition of “Permitted Liens” set forth in subclause (x) above); and

(4) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Permitted Indebtedness” has the meaning specified in Section 10.11(b) of this Indenture.

“Permitted Investments” means:

(1) Investments by the Issuer or any Restricted Subsidiary of the Issuer in any Person that is or will become after such Investment a Restricted Subsidiary of the Issuer or that will merge or consolidate into, or consummate a Division as the Dividing Person, the Issuer or a Restricted Subsidiary of the Issuer and other Investments to the extent constituting intercompany Indebtedness permitted under clause (6) or (7) of the definition of “Permitted Indebtedness”;

(2) any Investment in the Issuer or any of its Restricted Subsidiaries (including guarantees of obligations of its Restricted Subsidiaries);

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(5) Hedging Obligations permitted under Section 10.11(b)(4);

(6) additional Investments not to exceed the greater of $60.0 million and 3.50% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of such Investment;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(8) Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 10.17;

(9) Investments represented by guarantees that are otherwise permitted under this Indenture;

(10) Investments the payment for which is Qualified Capital Stock of the Issuer;

(11) any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

(12) Investments by the Issuer consisting of obligations of one or more officers, directors or other employees of the Issuer or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the Issuer so long as no cash is paid by the Issuer or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(13) Investments in existence on the date of this Indenture;

(14) Investments in joint ventures not to exceed the greater of $30.0 million and 1.75% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of such Investment;

(15) any Investment (x) existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or (y) consisting of any replacement, refinancing, extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;

(16) (v) advances, loans or extensions of trade credit (including the creation of receivables), (w) prepayments or deposits to suppliers or lessors, (x) loans or advances made to distributors, (y) customary warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements and (z) performance guarantees, in each case in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(17) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts;

(20) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(21) performance guarantees incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 10.12; and

(22) obligations to repurchase equipment or guarantees of the residual value of equipment incurred in the ordinary course of business.

“Permitted Liens” means the following types of Liens:

(1) Liens securing (i) existing or future obligations under Credit Facilities incurred pursuant to clause (2) of the definition of “Permitted Indebtedness” and (ii) Permitted Bank Product Obligations secured by Liens pursuant to the First Lien Credit Documents; provided that the holder of such Lien either (x) is subject to an intercreditor agreement consistent with the Intercreditor Agreement on the same basis as the First Priority Secured Parties (as defined in the Intercreditor Agreement) or (y) is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the First Priority Secured Parties (as defined in the Intercreditor Agreement);

(2) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5) judgment Liens not giving rise to an Event of Default;

(6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

(10) Liens securing Cash Management Obligations;

(11) Liens securing Financing Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (13) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property and assets so acquired or constructed and the proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 270 days after such purchase or the completion of such installation, construction or improvement or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of such refinancing;

(12) Liens securing Hedging Obligations;

(13) Liens securing (a) Acquired Indebtedness incurred in accordance with Section 10.11 or (b) other Indebtedness permitted pursuant to clause (16) of the definition of “Permitted Indebtedness”; provided that such Liens are limited to all or part of the same property or assets (or, in the case of a facility secured by inventory, accounts or similar assets that change over time, the same type of property), including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates;

(14) Liens on assets of a Restricted Subsidiary of the Issuer that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(15) Liens in favor of a Factor solely on those accounts receivable (and the rights ancillary thereto) of the Issuer and its Restricted Subsidiaries that are purchased by a Factor pursuant to a Factoring Agreement from time to time;

(16) leases, subleases, licenses, sublicenses, rentals, subrentals or any other occupancy rights granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(17) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(18) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(20) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

(21) Liens on assets of and equity interests of Foreign Restricted Subsidiaries securing Indebtedness permitted pursuant to clause (14) of the definition of “Permitted Indebtedness”;

(22) additional Liens on assets and property other than Collateral securing Indebtedness in an aggregate principal amount not to exceed the greater of $60.0 million and 3.50% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of incurrence of such obligation;

(23) Liens existing as of the Issue Date (other than Liens pursuant to clause (1)(i) of this definition and clause (1) of the definition of “Permitted Collateral Liens”);

(24) with respect to any Real Property, (i) any exceptions listed on title insurance policies accepted by the Notes Collateral Agent with respect to such Real Property and (ii) matters that are disclosed by surveys accepted by the Notes Collateral Agent;

(25) Liens encumbering cash deposits to secure obligations to repurchase equipment or guarantees of the residual value of equipment incurred in the ordinary course of business in an amount not to exceed $5.0 million at any one time outstanding;

(26) Liens on insurance policies and the proceeds thereof in favor of suppliers or trade creditors in respect of Indebtedness permitted under clause (9) of the definition of “Permitted Indebtedness”;

(27) any Lien arising under any retention of title or conditional sale arrangement, consignment (including “sale or return” arrangements) or arrangement having a similar effect in respect of goods supplied to a Restricted Subsidiary in the ordinary course of business;

(28) Liens in favor of providers of credit card processing services that arise by contract in the ordinary course of business;

(29) Liens on cash earnest money deposits or other escrow arrangements made in connection with any letter of intent or purchase agreement;

(30) the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangements;

(31) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(32) non-exclusive licenses and sublicenses of, or other non-exclusive grants of rights to use, intellectual property rights (i) in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, (ii) existing as of the Issue Date, or (iii) between or among the Issuer, the Guarantors and any Restricted Subsidiaries (or between or among the Issuer, any Guarantor or the Restricted Subsidiaries);

(33) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien referred to in the foregoing clauses (11), (13), (15), (21) and (23) permitted under this Indenture and that has been incurred without violation of this Indenture; provided, however, that such Liens do not extend to or cover any categories of property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(34) Liens securing Indebtedness permitted pursuant to clause (26) of the definition of “Permitted Indebtedness”; provided that (i) such Liens do not at any time encumber any property other than the property (or the proceeds thereof) financed by such Indebtedness (provided, that multiple properties financed by the same capital provider may be cross collateralized), and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the greater of cost or fair market value of such property at the time of the incurrence of such Indebtedness plus fees, costs and expenses associated therewith.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition, but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify (or later reclassify) such Lien (or any portion thereof) in any manner that complies with this definition, and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) above (giving pro forma effect to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Post-Petition Amount” means any interest or entitlement to fees, costs, expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Purchase Money Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, which Indebtedness may be incurred prior to or within 270 days after such purchase or the completion of such installation, construction or improvement.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer in connection with a Qualified Securitization Transaction to such Securitization Entity, which note shall be repaid from cash available to such Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any of its Restricted Subsidiaries that subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any of its Restricted Subsidiaries that arose in the ordinary course of business of the Issuer and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the control of the Issuer, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, any parcel of real property located in the United States owned in fee by the Issuer or any of the Guarantors, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment located thereon.

“Redemption Date” has the meaning specified in Section 11.01 of this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness incurred in accordance with Section 10.11 (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (18), (21), (22), (23), (24) or (25) of the definition of “Permitted Indebtedness”), in each case to the extent that it does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of expenses incurred by the Issuer or such Restricted Subsidiary in connection with such Refinancing); or

(2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Issuer, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Secured Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is subject to a payment waterfall within a particular debt facility.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Related Person” has the meaning specified in Section 13.07(b) of this Indenture.

“Replacement Assets” has the meaning specified in Section 10.17(a)(4)(iii) of this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, any trust officer, or any other officer of the Trustee within the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture and, when used with respect to the Notes Collateral Agent, any vice president, any trust officer, or any other officer of the Notes Collateral Agent within the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means Cash Equivalents which would be listed as “restricted” on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Restricted Payments” has the meaning specified in Section 10.10(a) of this Indenture.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 10.18(a) of this Indenture.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of any property, which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” means the Noteholder Secured Parties and the holders of the Permitted Additional Parity Debt; provided that the holders of such Permitted Additional Parity Debt, or their duly appointed agent, shall become a party to the Security Agreement and agree to be bound by the terms of the Intercreditor Agreement.

“Securitization Entity” means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Issuer (as provided below) as a Securitization Entity; and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) other than pursuant to Standard Securitization Undertakings,

(b) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any asset of the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets), retained or acquired by the Issuer or any Restricted Subsidiary of the Issuer;

(2) with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(3) to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated the Issue Date among the Notes Collateral Agent, the Issuer and the Guarantors from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Security Documents” means, collectively, the security agreements (including the Security Agreement), pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings or other filings or documents that create or purport to create a Lien in the Collateral in favor of the Notes Collateral Agent or the Trustee (for the benefit of the Notes Collateral Agent, the Trustee and the Holders and the holders of any Permitted Additional Parity Debt) and the Intercreditor Agreement, in each case as they may be amended, restated, supplemented or otherwise modified from time to time, and any instruments of assignment, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Senior Unsecured Indebtedness” means Indebtedness of the Issuer or any Guarantor that is unsecured and not subordinated in right of payment to other Indebtedness of the Issuer or any Guarantor.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary (or group of Subsidiaries) of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act except solely for purposes Section 10.09, substituting “5 percent” for “10 percent”.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuer pursuant to Section 3.07(b)(1).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer that are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

“Subsequent Transaction” has the meaning specified in Section 1.19 of this Indenture.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of the Board of Directors under ordinary circumstances shall at the time be owned, directly or through another Subsidiary, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or through another Subsidiary, owned by such Person.

“Surviving Entity” has the meaning specified in Section 8.01(a)(1)(ii) of this Indenture.

“Suspended Covenants” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 10.18(a) of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Issuer or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted under the ABL Credit Agreement with a First Lien Secured Party (or any of its affiliates), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a First Lien Secured Party (or any of its affiliates).

“Transfer Agent” has the meaning specified in Section 3.02 of this Indenture.

“Treasury Rate” means, with respect to a Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the applicable Redemption Date (or the date of the applicable deposit with the Trustee in the case of defeasance or satisfaction and discharge)) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 1, 2027; provided, however, that if the period from such Redemption Date to October 1, 2027 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to October 1, 2027 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it and, thereafter, means the successor.

“U.S. Loan Party” means the Issuer and each direct or indirect Subsidiary of the Issuer that is organized under the laws of the United States of America, any State thereof or the District of Columbia and that is now or hereafter becomes a party to any First Lien Credit Document or any Note Document. All references in this Indenture and the Security Documents to any U.S. Loan Party shall include such U.S. Loan Party as a debtor-in-possession and any receiver or trustee for such U.S. Loan Party in any Insolvency or Liquidation Proceeding.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) such designation complies with Section 10.10; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) either (a) any outstanding Indebtedness of such Unrestricted Subsidiary at the time of such designation is permitted to be incurred under Section 10.11 or (b) the Consolidated Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly delivering to the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final stated maturity, in respect thereof, by the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State of the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.03. Officer’s Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, each such individual has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04. Form of Documents Delivered to Trustee or Notes Collateral Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(e) Without limiting the generality of the foregoing, a Holder, including a Holder of a Note in global form, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Holder of a Note in global form may provide its proxy or proxies to the beneficial owners of interests in any such Note through the Depository’s customary practices and procedures.

(f) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Note held in global form entitled under the procedures of the Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

SECTION 1.06. Notices, Etc., to Trustee, Notes Collateral Agent, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee or the Notes Collateral Agent, as applicable, by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee or the Notes Collateral Agent, as the case may be, at 60 Livingston Ave, Saint Paul, MN 55107, Attention: Manitowoc Notes Administrator, or

(2) the Issuer or any Guarantor by the Trustee, the Notes Collateral Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via facsimile, or email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to The Manitowoc Company, Inc., 11270 West Park Place, Suite 1000, Milwaukee, Wisconsin, 53224 Attention: Chief Financial Officer, with a copy to the General Counsel, or at any other address previously furnished in writing to the Trustee or the Notes Collateral Agent by the Issuer or such Guarantor.

A copy of all notices to the Notes Collateral Agent or any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein.

SECTION 1.07. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting of information as contemplated by Section 10.09) shall be deemed given on the first date on which publication is made, notices given by first‑class mail, postage prepaid, shall be deemed given five calendar days after mailing or transmitting; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically shall be deemed given when sent. Notice given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository in accordance with its customary procedures therefor.

Each of the Trustee and the Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e‑mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that each of the Trustee and the Notes Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee or the Notes Collateral Agent e‑mail, pdf, or facsimile instructions or directions (or instructions or directions by a similar electronic method) and the Trustee or the Notes Collateral Agent, as applicable, in its discretion elects to act upon such instructions or directions, the Trustee’s or the Notes Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Notes Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s, as the case may be, reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Notes Collateral Agent, as the case may be, including, without limitation, the risk of the Trustee or the Notes Collateral Agent acting on unauthorized instructions or directions, and the risk of interception and misuse by third parties.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of the Notes Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.

SECTION 1.10. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Agent, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.14. No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No director, manager, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.15. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, each of the Trustee and Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee and Notes Collateral Agent with information about the Issuer and the Guarantors as the Trustee or Notes Collateral Agent may reasonably request in order for the Trustee and Notes Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

SECTION 1.17. Waiver of Jury Trial. THE ISSUER, EACH GUARANTOR, THE TRUSTEE, THE NOTES COLLATERAL AGENT AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, HEREBY AND THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 1.18. Force Majeure. In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use of infiltration of the Trustee or Collateral Agent’s technological infrastructure exceeding authorized access; it being understood that the Trustee or Notes Collateral Agent, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.19. Limited Condition Transactions. Notwithstanding anything to the contrary, in connection with any action required to be taken in connection with a Limited Condition Transaction, for purposes of: (i) calculating the Consolidated Secured Debt Ratio, the Consolidated Total Debt Ratio, the Fixed Charge Coverage Ratio and other financial calculations; (ii) determining compliance with Defaults or Events of Default; or (iii) testing availability under covenant baskets set forth in this Indenture (including covenant baskets measured as a percentage of Consolidated Total Assets), in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be (a) the date the definitive agreement for such Limited Condition Transaction is entered into or (b) in the case of sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (the applicable date determined pursuant to clauses (a) and (b), the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions required to be entered into in connection therewith (including any incurrence or repayment of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with; provided that availability under any ratio and the determination of whether the relevant condition is satisfied may in any event be recalculated, at the option of the Issuer, on the closing date of the Limited Condition Transaction. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Issuer or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction required to be entered into in connection with such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether any such required transaction is permitted under this Indenture, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any other ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments (subject to the proviso at the end of this sentence), the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Issuer, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary, in each case, not required to be entered into in connection with the applicable Limited Condition Transaction (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated or (y) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction (or the date on which the Issuer demonstrates to the Trustee that it has elected not to pursue such Limited Condition Transaction), for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions required to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that in the case of Restricted Payments (other than Investments) such ratio tests and baskets will be tested both as if such transaction had been consummated and as if such transaction had not been consummated. The Trustee shall have no responsibility whatsoever to determine whether the Issuer is in compliance with this Section or whether a Limited Condition Transaction or an LCT Election has occurred.

SECTION 1.20. Trust Indenture Act. This Indenture is not qualified under the TIA nor subject to the terms of the TIA (including, without limitation, TIA §§ 314 and 316(b), which, notwithstanding anything else set forth in this Indenture, are inapplicable to this Indenture in every respect); provided, however, that, solely to the extent that this Indenture expressly refers to a provision of the TIA in order to incorporate certain obligations of the Trustee or the Holders set forth therein into this Indenture, such provision is made a part of this Indenture.

The following TIA terms, to the extent used in this Indenture, have the following meanings:

(i) “indenture securities” means the Notes;

(ii) “indenture security holder” means a Holder;

(iii) “indenture trustee” or “institutional trustee” means the Trustee; and

(iv) “obligor” on the indenture securities means the Issuer or any other obligor on the Notes.

ARTICLE Two

NOTE FORMS

SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes are set forth in Annex I attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

SECTION 2.02. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer of the Issuer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer’s Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer’s Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $300,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer’s Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer’s Order, and the Trustee in accordance with such Issuer’s Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer’s Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the Persons named in such Issuer’s Order and certifying that the issuance of such Additional Notes is in compliance with Sections 3.13, 10.11 and 10.12 of this Indenture and the Trustee in accordance with such Issuer’s Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Issuer as to the issuance, authentication and delivery of the Notes; provided that no Opinion of Counsel under Section 1.03 shall be required in connection with the authentication of the Initial Notes. Such Issuer’s Order shall specify the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In the event the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be merged, consolidated or amalgamated with or into, consummate a Division as the Dividing Person or wind up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in the case of the Issuer, or all or substantially all of the properties or assets of such Guarantor, in the case of a Guarantor, to any Person, and the successor Person or Division Successor, as applicable (other than the Issuer or such Guarantor, as applicable), formed by or surviving any such merger, consolidation, amalgamation or Division or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such merger, consolidation, amalgamation, Division, sale, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person or Division Successor, as applicable, be exchanged for other Notes executed in the name of the successor Person or Division Successor, as applicable, with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer’s Request of the successor Person or Division Successor, as applicable, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person or Division Successor, as applicable, pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person or Division Successor, as applicable, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE Three

THE NOTES

SECTION 3.01. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 2.02, 3.13, 10.11 and 10.12 hereof, as part of the same series as the Initial Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “9.250% Senior Secured Second Lien Notes due 2031” of the Issuer. The Stated Maturity of the principal of the Notes shall be October 1, 2031, and the Notes shall bear interest at the rate of 9.250% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, initially payable on April 1, 2025 and semi-annually thereafter in arrears on April 1 and October 1 of each year, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business (if applicable) on the March 15 and September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent maintained for such purpose as set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders or by wire transfer; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.

SECTION 3.02. Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more Paying Agents for the Notes. The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, the determination of the Redemption Price, the Applicable Premium or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall (at the Issuer’s expense) forward the Issuer’s calculations to any Holder upon the written request of such Holder.

The Issuer will also maintain a registrar (the “Note Registrar”) and a transfer agent (each, a “Transfer Agent”). The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent. The Note Registrar and the Transfer Agent shall keep a register of the Notes and of their transfer and exchange (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein referred to as the “Note Register”) and will facilitate transfer of Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co‑registrars and one or more additional paying agents. The term “Note Registrar” includes any co‑registrars. For the avoidance of doubt, there shall only be one Note Register, which shall be maintained in the United States and be open to inspection by the Issuer at any time.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Issuer acknowledges that none of the Trustee, the Notes Collateral Agent or any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

SECTION 3.03. Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 3.04. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer’s Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as conclusively evidenced by its execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05. Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.02, 3.04, 9.06, 10.16, 10.17 or 11.09 not involving any transfer.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8‑303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon an Issuer’s Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business (if applicable) on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (2) wire transfer to an account in the United States maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent; provided that for Notes not in global form the Paying Agent shall have received from the Holders satisfactory wire transfer instructions at least ten calendar days prior to the related payment date and subject to surrender of the Note in the case of payments of principal and premium, if any.

(b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07 (with a copy to the Trustee), not less than ten days prior to such Special Record Date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Interest, or with respect to the nature, extent, or calculation of the amount of Defaulted Interest owed, or with respect to the method employed in such calculation of the Defaulted Interest. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2) the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.08. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 3.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360‑day year of twelve 30‑day months.

SECTION 3.11. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer in such a manner so that the Notes remain in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. When a Note is presented to the Note Registrar or a co‑registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8‑401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co‑registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

SECTION 3.12. CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such CUSIP, ISIN and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP, ISIN and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN and “Common Code” numbers applicable to the Notes.

SECTION 3.13. Issuance of Additional Notes. The Issuer may, subject to Sections 2.02, 10.11 and 10.12 of this Indenture, issue additional Notes having substantially identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”), except, if applicable, the initial Interest Payment Date, the initial issue price and the initial interest accrual date. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

ARTICLE Four

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture (including all obligations under the Notes and the Guarantees) shall be discharged and shall cease to be of further effect as to all Outstanding Notes (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture), and Liens on the Collateral securing the obligations under this Indenture, the Notes and the Guarantees shall automatically be released and terminated, and the Trustee, at the request and expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of this Indenture, when:

(1) either

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of an irrevocable notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of an irrevocable notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest on the Notes to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or Redemption Date, as the case may be; provided that, with respect to any redemption pursuant to Section 11.01 that requires the payment of the Applicable Premium, the Redemption Price deposited shall be sufficient for purposes of this Indenture to the extent that the Redemption Price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Treasury Rate as of the second Business Day preceding the date of such deposit with the Trustee;

(2) the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Issuer; and

(3) the Issuer, upon request for written acknowledgment of such satisfaction and discharge, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (2)(a), (b), (c) and (d) above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (a) of clause (2) of this Section 4.01, the obligations of the Trustee under Section 4.02 and Section 10.03(f) shall survive such satisfaction and discharge.

SECTION 4.02. Application of Trust Money. Subject to Section 10.03(f), all money or Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to this Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. The Trustee shall also deliver or pay to the Issuer from time to time upon an Issuer’s Request any money or Government Securities held by it which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, as applicable, in accordance with Article Four. The indemnity provided in this paragraph shall survive satisfaction and discharge of the Notes and this Indenture and the resignation or removal of the Trustee.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE Five

REMEDIES

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

(3) a default in the observance or performance of any other covenants or agreements which default continues for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; provided that in the case of a failure to comply with Section 10.09, such period of continuance of such default or breach shall be 180 days after written notice described in this Section 5.01(3) has been given;

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated aggregates $30.0 million or more at any time;

(5) (5) one or more judgments in an aggregate amount in excess of $30.0 million (excluding amounts covered by an unaffiliated insurer that had not denied coverage) shall have been rendered against the Issuer or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) any of the following events with respect to the Issuer or any Significant Subsidiary:

(a) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

and, in the case of each of (i), (ii), and (iii) of this clause (b), the order or decree remains unstayed and in effect for 60 days;

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

(8) unless all the Collateral has been released from the Liens in accordance with the provisions of this Indenture, any security interest created by any Security Document individually or in the aggregate, having a fair market value in excess of $15.0 million, ceases to be in full force and effect (except as permitted by the terms of this Indenture) or the Issuer shall assert or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Guarantor that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(9) the failure of the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 5.01(6) above with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal of, and premium, if any, and accrued and unpaid interest on all of the Outstanding Notes to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by the Holders).

(b) Upon the effectiveness of a declaration under Section 5.02(a), such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(6) above with respect to the Issuer occurs and is continuing, then the principal of, and premium, if any, and accrued and unpaid interest on all of the Outstanding Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if.

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Notes;

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee and the Notes Collateral Agent hereunder or under any Security Document and the reasonable compensation, expenses, disbursements and advances of each of the Trustee, the Notes Collateral Agent and its agents and counsel; and

(2) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, provided that no such rescission shall affect any subsequent Default or impair any right consequent thereto.

(d) Notwithstanding anything to the contrary in this Article Five, in the event of any Event of Default specified in Section 5.01(4), such Event of Default and all consequences thereof (excluding, any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured;

provided that no such rescission shall affect any subsequent Default or impair any right consequent thereto.

(e) Notwithstanding the foregoing, a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. In addition, any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

(f) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Issuer provides a subsequent Officer’s Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Issuer shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive.

(g) Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank or an initial purchaser of the Notes.

(h) For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of a Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

(i) With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Indenture. Each holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with its rights and powers under this Article Five, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

(j) The Issuer agrees to waive any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Article Five, or arising out of or in connection with following instructions or taking actions in accordance with a Special Noteholder Direction.

(k) For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Article Five. In connection with the requisite percentages required under this Article Five, the Trustee shall also treat all Outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under this Indenture.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their agents and counsel, and any other amounts due to the Trustee and the Notes Collateral Agent under Sections 6.07 and 13.07(z).

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected. Subject to the terms of the Intercreditor Agreement, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Notes Collateral Agent and each of their respective agents and attorneys (including any predecessor Trustee) under the Note Documents;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders, the Trustee and the Notes Collateral Agent have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

SECTION 5.07. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes, unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the total Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3) Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60‑day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). The limitations of this Section 5.07 do not apply, however, to a suit instituted by a Holder for the enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective Stated Maturity in such Note.

SECTION 5.08. Right of Holders to Bring Suit for Payment. Subject to Sections 10.16(h) and 10.17(g), the right of any Holder of any outstanding Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on such Note, on or after the respective Maturity expressed in such Note (including in connection with a Net Proceeds Offer or a Change of Control Offer), shall not be amended without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders. Subject to Section 6.03(6), the Holders of a majority in principal amount of the total Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent, or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. The Trustee or the Notes Collateral Agent, as applicable, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee or the Notes Collateral Agent, as applicable, in personal liability. Each of the Trustee and the Notes Collateral Agent may take any other action deemed proper by the Trustee or the Notes Collateral Agent, as applicable, which is not inconsistent with such direction.

SECTION 5.13. Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture and the Security Documents (except (1) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non‑consenting Holder or (2) in respect of a covenant or provision hereof or in any Guarantee which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, which shall require the consent of all Holders of the Notes) and rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.14. Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Notes Collateral Agent for any action taken or omitted by the Trustee or Notes Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE Six

THE TRUSTEE

SECTION 6.01. Duties of the Trustee.

(a) Except during the continuance of an Event of Default;

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, gross negligence or willful misconduct on its part (as determined by a final non-appealable order of a court of competent jurisdiction), the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including the accuracy of any mathematical calculations.

(b) If an Event of Default has occurred and is continuing of which written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee, by the Issuer, any other obligor of the Notes or by Holders of at least 25% of the aggregate principal amount of the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct (in each case, as determined by a final non-appealable order of a court of competent jurisdiction), except that:

(1) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02. Notice of Defaults. Within 90 days after receipt from the Issuer of written notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit to the Holders notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

SECTION 6.03. Certain Rights of Trustee.

(1) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer’s Request or Issuer’s Order and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel or both;

(4) the Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer of the Trustee at its Corporate Trust Office from an Officer of the Issuer, any other obligor of the Notes or from Holders of at least 25% of the aggregate principal amount of the Notes and references this Indenture and the Notes. Delivery of any reports to the Trustee pursuant to Section 10.09 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(5) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent;

(11) the Trustee may request that the Issuer deliver an Incumbency Certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(13) [reserved];

(14) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit)

irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(15) the permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

SECTION 6.04. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and none of the Trustee, the Notes Collateral Agent or any Agent assumes responsibility for their correctness. None of the Trustee, the Notes Collateral Agent or any Agent makes representations as to the validity or sufficiency of this Indenture, the Security Documents or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and the Notes Collateral Agent represents that it is duly authorized to execute this Indenture and the Security Documents to which it is a party. None of the Trustee, the Notes Collateral Agent or any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the Offering Memorandum or any other documents used in connection with the sale or distribution of the Notes.

SECTION 6.05. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar, the Transfer Agent, any Authenticating Agent, the Notes Collateral Agent or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Notes Collateral Agent or other such agent; provided, that, if the Trustee acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign as Trustee. The Trustee is also subject to Sections 6.08 and 6.15.

SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07. Compensation, Reimbursement and Indemnity. The Issuer and the Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a final, non-appealable court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 6.07).

The obligations of the Issuer and the Guarantors under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, registrar, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

SECTION 6.08. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any State thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 6.09. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer 30 days prior to the removal’s effectiveness. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee (at the expense of the Issuer) or any Holder who has been a bona fide Holder of a

Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien, if any, provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article Six.

SECTION 6.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section 6.12 as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section 6.12, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within‑mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

Date: _____________ By:

as Authenticating Agent

By:

Authorized Signatory

SECTION 6.13. Security Documents; Intercreditor Agreement. The provisions of this Indenture relating to the Collateral are subject to the provisions of the Security Documents. In the event of any conflict or inconsistency between the provisions of this Indenture and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control, except for the rights of the Trustee or Notes Collateral Agent vis-à-vis the Holders of the Notes, in which case this Indenture shall control. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement, and any other Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreement or any other Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 6.14. Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee and Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates delivered to the Notes Collateral Agent representing securities pledged under the Security Documents). The Trustee and Notes Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Issuer, any Guarantor or the First Lien Agent.

SECTION 6.15. Preferential Collection of Claims Against the Issuer.The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01. Issuer to Furnish Trustee Names and Addresses. In the event that Definitive Notes are transferred to beneficial owners of Global Notes as set forth in Section 2.4(a) of Annex I hereto, the Issuer will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

SECTION 7.02. Reports by Trustee to Holders. Within 60 days after March 15 of each year beginning with the first March 15 after the Issue Date and for so long as Notes remain outstanding, the Trustee shall send to each Holder in the manner and to the extent provided in TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a).

A copy of each report at the time it is sent to Holders shall be sent to the Issuer.

SECTION 7.03. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Regular Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 7.04. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection set forth in TIA § 312(c).

ARTICLE Eight

MERGER, CONSOLIDATION, AMALGAMATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 8.01. The Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not, in a single transaction or series of related transactions, merge, consolidate or amalgamate with or into any Person, consummate a Division as the Dividing Person (whether or not the Issuer is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and the Issuer’s Restricted Subsidiaries), in one or more related transactions, to any Person unless:

(1) either:

(i) the Issuer shall be the surviving or continuing Person; or

(ii) the Person (if other than the Issuer) formed by such consolidation, into which the Issuer is merged, surviving such Division or which acquires such assets by sale, assignment, transfer, lease, conveyance or other disposition (the “Surviving Entity”):

(x) shall be an entity organized or validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation;

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), all the obligations of the Issuer under this Indenture; and

(z) shall expressly assume, by joinder agreement (in form and substance reasonably satisfactory to the Trustee), all of the obligations of the Issuer under each applicable Security Document;

(2) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Issuer or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 10.11(a) or (b) the Consolidated Fixed Charge Coverage Ratio for the Issuer or such Surviving Entity, as the case may be, would be no less than the Consolidated Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(3) immediately after giving pro forma effect to such transaction and any related financing transactions, no Default or Event of Default shall have occurred or be continuing;

(4) the Issuer or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, Division, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplemental indenture or other supplement comply with the applicable provisions of this Indenture and such other Security Document;

(5) to the extent any assets of a Person which is merged or consolidated with or into the Surviving Entity, or is the survivor of any such Division, are assets of the type which would constitute Collateral under the Security Documents, the Surviving Entity will take such action as may be reasonably necessary in order to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(6) the Collateral owned by or transferred to the Surviving Entity shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (C) not be subject to any Lien other than Permitted Collateral Liens.

(7) Notwithstanding the foregoing clauses (2), (3) and (4) of this Section 8.01 (which do not apply to transactions referred to in this paragraph),

(x) any Restricted Subsidiary may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to the Issuer or any Restricted Subsidiary; and

(y) the Issuer may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to any Guarantor or any Wholly Owned Restricted Subsidiary; (ii) convert into a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or any other jurisdiction of any State of the United States; or (iii) merge, consolidate or amalgamate with or into an Affiliate of the Issuer, solely for the purpose of reincorporating the Issuer in the United States, any State thereof or the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

(b) Upon any consolidation, combination, merger, Division as the Dividing Person or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if the Surviving Entity had been named as such.

SECTION 8.02. Guarantors May Consolidate, Etc., Only on Certain Terms. Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with Section 10.17) shall not, and the Issuer shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person, or consummate a Division as the Dividing Person (whether or not such Guarantor is the surviving Person), other than the Issuer or any other Guarantor unless:

(1) such Guarantor is the surviving Person or the entity formed by or surviving any such consolidation, merger or Division (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity (if other than such Guarantor) assumes by supplemental indenture or joinder all of the obligations of the Guarantor on its Guarantee and under each applicable Security Document;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) to the extent any assets of such entity are assets of the type which would constitute Collateral under the Security Documents, such entity will take such action as may be reasonably necessary in order to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(5) the Collateral owned by or transferred to such entity shall (x) continue to constitute Collateral under this Indenture and the Security Documents, (y) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (z) not be subject to any Lien other than Permitted Collateral Liens.

Subject to Section 12.08, the successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge, consolidate or amalgamate with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any State thereof, the District of Columbia or any territory thereof, (iii) convert into a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other jurisdiction of any State of the United States, or (iv) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in this Section 8.02.

For all purposes under this Indenture, in connection with any Division, (x) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (y) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Notwithstanding anything to the contrary in Section 1.03 of this Indenture and so long as no supplemental indenture is required pursuant to this Section 8.02, no Officer’s Certificate or Opinion of Counsel shall be required in connection with the merger, consolidation, amalgamation or winding up of a Guarantor in accordance with this Section 8.02.

SECTION 8.03. Successor Substituted. Upon any merger, consolidation or amalgamation, Division as the Dividing Person or any sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, lease, conveyance or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

SECTION 9.01. Amendments or Supplements Without Consent of Holders. The Issuer, any Guarantor (with respect to any amendment relating to its Guarantee or this Indenture), the Trustee and the Notes Collateral Agent, as applicable, at any time and from time to time, may amend or supplement this Indenture, any Security Document, the Notes and any Guarantee without the consent of any Holder, for any of the following purposes:

(1) to cure any ambiguity, defect, omission, mistake or inconsistency;

(2) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Notes Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Notes Obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(3) to provide for the release of Collateral from the Lien under this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture;

(4) to secure any Permitted Additional Parity Debt under the Security Documents and to appropriately include the same in the Intercreditor Agreement;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger, consolidation, Division, amalgamation or other combination of the Issuer or any Guarantor or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(7) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the rights of any such Holder under this Indenture, the Security Documents or the Intercreditor Agreement;

(8) to alter the form of Notes to provide for any changes in applicable tax laws to the extent that such changes do not materially adversely affect the rights or interests of any Holder;

(9) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(10) to provide for a successor trustee or collateral agent in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(11) to conform the text of this Indenture, the Guarantees, the Notes, the Intercreditor Agreement or the Security Documents to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes, the Intercreditor Agreement or the Security Documents, as certified in an Officer’s Certificate;

(12) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(13) to comply with requirements of the SEC in order to qualify this Indenture under the TIA, if and to the extent this Indenture becomes so qualified;

(14) to add a Guarantor under this Indenture or to release a Guarantor from its Guarantee in accordance with this Indenture; and

(15) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

For the avoidance of doubt, the Issuer need not be a party to any supplemental indenture entered into pursuant to Section 12.03.

SECTION 9.02. Amendments, Supplements or Waivers with Consent of Holders.

(a) With the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, any Guarantor (with respect to any Guarantee to which it is a party or this Indenture), the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture, any Security Document, the Notes or any Guarantee for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, any Security Document, the Notes or any Guarantee may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that, without the consent of each directly and adversely affected Holder, no such amendment, supplement or waiver shall, with respect to any Notes held by a non‑consenting Holder:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than Section 10.16 or 10.17);

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in the provisions of this Indenture relating to waivers of past Defaults (except to increase the percentage required for such a waiver) or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes (other than provisions relating to Sections 10.16 or 10.17 of this Indenture and other than provisions specifying the notice periods for effecting a redemption) or to institute suit for the enforcement of any such payment;

(6) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

(7) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(8) modify or change the amendment provisions of the Notes or this Indenture; or

(9) make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document dealing with the application of proceeds of the Collateral that would materially adversely affect the Holders or alter the priority of the security interests in the Collateral.

(b) Notwithstanding the foregoing, without the consent of Holders of at least 66⅔% in principal amount of the Notes then Outstanding, no such amendment, waiver or modification will release all or substantially all of the Collateral from the Liens securing the Notes and Guarantees.

(c) The consent of the Holders under this Section 9.02 is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.03. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, (i) any amendment, supplement or waiver to this Indenture or (ii) any amendment to the Security Agreement, Intercreditor Agreement or any Mortgage on a Mortgaged Real Property, if any, permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee and Notes Collateral Agent, as the case may be, shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver, as applicable, is authorized and permitted by this Indenture and the Intercreditor Agreement (to the extent applicable) and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer. Notwithstanding the foregoing, no Opinion of Counsel shall be required with respect to any (i) supplement or joinder to the Security Documents for the purpose of adding additional Grantors (as defined in the Security Agreement) or Collateral, (ii) intellectual property security agreement (including any supplements, joinders or amendments thereto) for the purpose of adding Collateral and (iii) agreement, document, instrument or certificate for a release, termination or subordination of any Lien or security interest in accordance with Section 13.02. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee and the Notes Collateral Agent may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s or Notes Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture, the Security Documents or otherwise.

SECTION 9.04. Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. [Reserved].

SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.07. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor, the Trustee and the Notes Collateral Agent, as applicable, of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture; and provided further, that no such notice shall be required for a supplemental indenture executed solely for the purpose of providing a Guarantee pursuant to Section 10.15.

ARTICLE Ten

COVENANTS

SECTION 10.01. Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 10.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office is not an office or agency for service of legal process on the Issuer or any Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03. Money for Notes Payments to Be Held in Trust.

(a) If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

(b) Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before 11:00 a.m., New York City time, on each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

(c) Each Paying Agent agrees:

(1) that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3) that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

(d) Upon any Event of Default under Section 5.01(6), the Trustee shall automatically be the Paying Agent.

(e) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer’s Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(f) Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer’s Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.04. Organizational Existence. Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and that of each Restricted Subsidiary and the rights and franchises of the Issuer and each Restricted Subsidiary to conduct business; provided, that the Issuer shall not be required to preserve any such right or franchise or the organizational existence of any Restricted Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Restricted Subsidiaries will be permitted to change their organizational form; provided that for so long as the Issuer is organized as a partnership or a limited liability company, it will maintain a corporate co-issuer of the Notes.

SECTION 10.05. Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (1) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP or (2) where the failure to so pay or discharge would not be adverse to the Holders of the Notes in any material respect.

SECTION 10.06. After-Acquired Property.

(a) Promptly and in any event within thirty (30) days following the acquisition by the Issuer or any Guarantor of any After-Acquired Property or such longer period as permitted under the First Lien Credit Documents (but subject to the limitations, if applicable, described in Article Thirteen and the Security Documents), the Issuer or such Guarantor (as applicable) shall execute and deliver such security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to grant to the Notes Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

(b) Subject to the terms of the Intercreditor Agreement, the Issuer and each Guarantor agrees that, in the event it takes any action to grant or perfect a Lien to secure any First Lien Obligations in any assets, the Issuer or such Guarantor shall also take such action to grant or perfect a Lien in favor of the Notes Collateral Agent to secure the Notes Obligations without the request of the Notes Collateral Agent; provided that the Issuer and the Guarantors will not be required to enter into control agreements with respect to any deposit accounts, securities accounts or commodity accounts.

SECTION 10.07. Further Assurances. The Issuer and each Guarantor will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Notes Collateral Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries), which may be required by any requirement of law or which the Notes Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure perfection (to the extent perfection is required under the Security Documents) and priority of the Liens created or intended to be created by the Security Documents, all in form and substance reasonably satisfactory to the Notes Collateral Agent and all at the expense of the Issuer and the Guarantors. Notwithstanding the foregoing or anything in the Security Documents, (a) the Issuer, any Guarantor or any Restricted Subsidiary shall not be obligated to grant any Lien over any real property not subject to a mortgage in favor of the First Lien Agent as of the Issue Date, (b) the Issuer, any Guarantor or any Domestic Restricted Subsidiary shall have no obligation to perfect Liens in any patents, trademarks, copyrights or other intellectual property created, registered or applied-for in any jurisdiction other than the United States, and (c) the Issuer and the Guarantors will not be required to enter into control agreements with respect to any deposit accounts, securities accounts or commodity accounts.

SECTION 10.08. Statement by Officer as to Default.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2024), an Officer’s Certificate stating that to the best of his or her knowledge, the Issuer during such preceding fiscal year (and, in the case of the fiscal year ending December 31, 2024, beginning on the Issue Date) has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such fiscal year (and, in the case of the fiscal year ending December 31, 2024, beginning on the Issue Date) and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status and what action the Issuer is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year‑end.

(b) When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate promptly upon any such Officer obtaining knowledge of such Default or Event of Default (provided that such Officer shall provide such certification at least annually whether or not such Officer knows of any Default or Event of Default) specifying such event, notice or other action and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 10.09. Reports to Holders. From and after the Issue Date, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer, if any, if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer) and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.06, 4.01, 4.02, 5.01, 5.02(a)(1)(i-iii), 5.02(a)(2), 5.02(b), 5.02(c), 5.02(d)(1), 5.02(d)(3), 5.03 and 9.01 as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include a summary of the terms of any employment or compensatory arrangement, agreement, plan or understanding between the Issuer and any director, manager or executive officer of the Issuer, in each case within the time periods specified in the Commission’s rules and regulations (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act).

Notwithstanding anything herein to the contrary, in no event shall: (i) such reports be required to comply with, or contain separate financial statements that would be required under, (a) Section 3-09 of Regulation S X, (b) Section 3-14 of Regulation S-X, (c) Section 3-16 of Regulation S-X, (d) Section 13-01 of Regulation S-X or (e) Section 13-02 of Regulation S-X; (ii) such reports be required to comply with public company GAAP; (iii) such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein; (iv) such reports referenced under clause (2) above be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole; (v) such reports be required to (A) contain any information required or contemplated by Item 402 of Regulation S-K or any other compensation information or any beneficial ownership information, (B) provide financial statements in interactive data format using the extensible Business Reporting Language, (C) provide any segment or business unit financial information except to the extent included in or incorporated by reference into the Offering Memorandum or (D) provide exhibits pursuant to Item 601 of Regulation S-K except for agreements evidencing material Indebtedness and charter documents; and (vi) such reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to reports provided under clause (2) above.

In addition, for so long as any notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Any financial statement or other material required to be furnished to the Trustee or the Holders of Notes will be deemed to have been furnished to the Holders on the date that an electronic copy of such financial statement or other material is available to the Holders on the website of the SEC at http://www.sec.gov. The Trustee shall have no responsibility to determine if the Issuer has made any such filings.

To the extent any information is not provided within the time periods specified in this Section 10.09 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

SECTION 10.10. Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer’s Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, earlier than one year prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or Senior Unsecured Indebtedness of the Issuer or any Guarantor (other than intercompany Indebtedness permitted under clause (6) or (7) of the definition of “Permitted Indebtedness”); or

(4) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) the Issuer is not able to incur at least $1.00 of additional Indebtedness in compliance with Section 10.11(a); or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to April 1, 2019 shall exceed the sum of:

(u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer for the period (taken as one accounting period) beginning on April 1, 2019 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time the Restricted Payment occurs (the “Reference Date”); plus

(v) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to April 1, 2019 and on or prior to the Reference Date of (1) Qualified Capital Stock of the Issuer or (2) Disqualified Capital Stock or debt securities of the Issuer issued after April 1, 2019 that have been converted into or exchanged for Qualified Capital Stock of the Issuer; plus

(w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate amount of cash and the fair market value of marketable securities or other property received as an equity contribution by the Issuer after April 1, 2019 from a holder of the Issuer’s Capital Stock (excluding, in the case of clauses (iii)(v) and (w), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the fourth paragraph of Section 11.01; plus

(x) without duplication, 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any of its Restricted Subsidiaries:

(1) on or with respect to Investments (other than (i) Permitted Investments or (ii) to the extent increasing capacity under clause (5) of the immediately succeeding paragraph) made subsequent to April 1, 2019 whether through interest payments, principal payments, dividends or other distributions or payments;

(2) from the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Investments (other than (i) Permitted Investments or (ii) to the extent increasing capacity under clause (5) of the immediately succeeding paragraph) made subsequent to April 1, 2019; or

(3) from the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or from a dividend or distribution from an Unrestricted Subsidiary after April 1, 2019 (other than in each case (i) to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment or (ii) to the extent increasing capacity under clause (5) of the immediately succeeding paragraph); plus

(y) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or if an Unrestricted Subsidiary has been merged, combined or consolidated with or into or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case, after April 1, 2019, the fair market value of the Investment (or the net assets transferred) in such Unrestricted Subsidiary, as determined by the Issuer in good faith at the time of such redesignation, merger, combination, consolidation, transfer, conveyance or liquidation other than to the extent such initial Investment constituted a Permitted Investment; plus

(z) $35.0 million.

(b) Notwithstanding the foregoing, the provisions set forth in Section 10.10(a) do not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution if the dividend or distribution would have been permitted on the date of declaration;

(2) the purchase, redemption or other acquisition of any shares of Capital Stock of the Issuer, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer;

(3) the payment, purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness or Senior Unsecured Indebtedness of the Issuer or any Guarantor, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of (A) shares of Qualified Capital Stock of the Issuer or (B) unsecured Indebtedness incurred in compliance with Section 10.11;

(4) repurchases by the Issuer of Common Stock of the Issuer (or options or warrants to purchase such Common Stock) from directors, officers and employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $5.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year (but not to any subsequent calendar year);

(5) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount taken together with all other outstanding Restricted Payments made pursuant to this clause (5) not to exceed the greater of $35.0 million and 2.00% of Consolidated Total Assets, with Consolidated Total Assets determined on the date of such Restricted Payment;

(6) the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Senior Unsecured Indebtedness of the Issuer or any Guarantor in accordance with Sections 10.16 and 10.17; provided that all Notes validly tendered (and not withdrawn) by Holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased;

(7) (A) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise, exchange, vesting or conversion of Capital Stock or any other equity award by any employee, officer, director or consultant of the Issuer or any of its Subsidiaries (or their permitted transferees, assigns, estates or heirs) and (B) repurchases or withholdings of Common Stock in connection with the exercise or vesting of stock options, warrants or similar equity-based instruments if such Common Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Common Stock, or withholding obligation with respect to, such stock options, warrants or similar equity-based instruments;

(8) any additional Restricted Payments; provided that (x) no Default or Event of Default shall have occurred and be continuing and (y) both before and after giving effect to such Restricted Payment (and any incurrence of Indebtedness in connection therewith), the Consolidated Total Debt Ratio is less than 2.50 to 1.00;

(9) (A) the repurchase, redemption, or other acquisition for value of Capital Stock of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Stock in connection with a share dividend, distribution, share split, reverse share split, conversion, exchange or exercise, or merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture and (B) payments and distributions to dissenting holders of Capital Stock pursuant to or in connection with a merger, consolidation, amalgamation or other business combination or transfer of all or substantially all of the assets of the Issuer or any of its Restricted Subsidiaries that complies with the terms of this Indenture; and

(10) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Senior Unsecured Indebtedness consisting of Acquired Indebtedness.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 10.10(a)(iii), amounts expended pursuant to Sections 10.10(b)(1), (2)(ii), (3)(ii)(a) and (6) shall be included in such calculation.

For purposes of determining compliance with this Section 10.10, (i) the amount of any Restricted Payment made other than in cash will be the fair market value as determined in good faith by the Issuer and (ii) in the event that a proposed Restricted Payment or any Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above or is entitled to be made pursuant to Section 10.10(a), or in the event that any Permitted Investment meets the criteria of more than one of the clauses of the definition of such term, then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if made at such later time), such Restricted Payment or any Investment (or any portion thereof) in any manner that complies with this Section 10.10 or the definition of “Permitted Investments.”

SECTION 10.11. Limitation on Incurrence of Additional Indebtedness.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuer and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is greater than 2.00 to 1.00; provided that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors, together with the aggregate amount of Indebtedness that may be incurred by Restricted Subsidiaries that are not Guarantors pursuant to Sections 10.11(b)(14), (16) and (20), shall not exceed $100.0 million at any one time outstanding.

(b) The foregoing limitations will not apply to each of the following, without duplication (collectively, “Permitted Indebtedness”):

(1) Indebtedness under the Notes issued on the Issue Date (including the related Guarantees);

(2) Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount not to exceed the greater of (x) $450.0 million and (y) the amount equal to the sum of (i) 75% of the book value (calculated in accordance with GAAP as in effect at such time) of the inventory of the Issuer and its Restricted Subsidiaries, (ii) 85% of the book value (calculated in accordance with GAAP as in effect at such time) of the accounts receivable (other than credit insured accounts receivable) of the Issuer and its Restricted Subsidiaries, (iii) 90% of the book value (calculated in accordance with GAAP as in effect at such time) of the credit insured accounts receivable of the Issuer and its Restricted Subsidiaries, (iv) 75% of the book value (calculated in accordance with GAAP in effect at such time) of the real property of the Issuer and its Restricted Subsidiaries and (v) 85% of the book value (calculated in accordance with GAAP as in effect at such time) of the equipment of the Issuer and its Restricted Subsidiaries (in the case of clauses (i) through (v) above, using amounts reflected on the most recent available consolidated balance sheet of the Issuer and its Restricted Subsidiaries (it being understood that the inventory, accounts receivable, real property and equipment of an acquired business may be included if such acquisition has been completed on or prior to the date of determination));

(3) Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under clause (1) or (2) above or pursuant to clause (15) below);

(4) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) of the Issuer or any of its Restricted Subsidiaries;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in respect of customary warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business or consistent with past practice;

(6) Indebtedness of a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer, such Restricted Subsidiary or the holders of a Lien permitted under this Indenture; provided that (A) any Indebtedness of a Guarantor owed to any Restricted Subsidiary of the Issuer that is not a Guarantor is subordinated in right of payment to the obligations of such Guarantor under its Guarantee and (B) if as of any date any Person other than the Issuer, a Restricted Subsidiary of the Issuer or the holder of a Lien permitted under this Indenture owns or holds any portion of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer of such portion of such Indebtedness pursuant to this clause (6);

(7) Indebtedness of the Issuer to a Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by a Restricted Subsidiary of the Issuer or the holders of a Lien permitted under this Indenture; provided that (A) any Indebtedness of the Issuer to any Restricted Subsidiary of the Issuer that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary of the Issuer or the holders of a Lien permitted under this Indenture owns or holds any portion of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer of such portion of such Indebtedness pursuant to this clause (7);

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business that is promptly repaid;

(9) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in respect of letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts, performance guaranties of obligations to suppliers, customers and licensees of the Issuer, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or other statutory obligations or obligations under any rule, regulation or law;

(10) Indebtedness represented by guarantees by the Issuer or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with Section 10.19 to the extent applicable;

(11) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(12) Indebtedness of the Issuer or any Restricted Subsidiary arising from agreements of the Issuer or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out, contingency payment obligations or similar obligations or deposits, in each case, issued, incurred or assumed in connection with any Investment or any acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by the Issuer or the Restricted Subsidiary acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) Indebtedness represented by Financing Lease Obligations and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed the greater of $45.0 million and 2.50% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of incurrence of such Indebtedness;

(14) Indebtedness of Foreign Restricted Subsidiaries of the Issuer in an aggregate principal amount not to exceed the greater of $60.0 million and 3.50% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of incurrence of such Indebtedness, under lines of credit to any such Foreign Restricted Subsidiary from Persons other than the Issuer or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Restricted Subsidiary’s working capital and other general corporate purposes; provided that the aggregate amount of Indebtedness that may be incurred pursuant to this clause (14) by Restricted Subsidiaries that are not Guarantors, together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 10.11(a) and clauses (16) and (20) below, shall not exceed $100.0 million at any one time outstanding;

(15) Indebtedness that may be deemed to exist pursuant to the Factoring Agreements in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

(16) Acquired Indebtedness or Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance an acquisition, merger, consolidation, amalgamation or Investment; provided that after giving effect to such acquisition, merger, consolidation, amalgamation or Investment, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.11(a); or

(ii) the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition, merger, consolidation or amalgamation;

provided that the aggregate amount of Indebtedness that may be incurred pursuant to this clause (16) by Restricted Subsidiaries that are not Guarantors, together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 10.11(a), clause (14) above and clause (20) below, shall not exceed $100.0 million at any one time outstanding;

(17) Refinancing Indebtedness;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of obligations to repurchase equipment or guarantees of the residual value of equipment incurred in the ordinary course of business;

(19) (A) Indebtedness under Cash Management Obligations, (B) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business and (C) Indebtedness owed on a short‑term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(20) additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of $60.0 million and 3.50% of Consolidated Total Assets at any one time outstanding, with Consolidated Total Assets determined on the date of incurrence of such Indebtedness; provided that the aggregate amount of Indebtedness that may be incurred pursuant to this clause (20) by Restricted Subsidiaries that are not Guarantors, together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 10.11(a) and clauses (14) and (16) above, shall not exceed $100.0 million at any one time outstanding;

(21) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (A) the financing of insurance premiums, (B) take‑or‑pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice or (C) obligations under indemnity agreements to title insurers;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit, bank guarantee or other instrument issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or such other instrument;

(23) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business or in connection with any Permitted Investment or any acquisition (by merger, consolidation or amalgamation or otherwise) not prohibited under this Indenture;

(24) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice;

(25) Indebtedness of the Issuer or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly (A) used to redeem all outstanding Notes as described in Section 11.01 or (B) deposited and used to defease or satisfy and discharge all of the Notes as described in Article Four or Article Fourteen; and

(26) Indebtedness of the Issuer or any Restricted Subsidiaries incurred to finance or refinance any rental fleet cranes and all accessions, modifications, improvements and accessions thereto and all computer hardware or software or any information technology assets embedded therein or related thereto (“Rental Fleet Property”), whether or not constituting Purchase Money Indebtedness in an aggregate amount of Indebtedness permitted under this clause (26) at any one time outstanding not to exceed the greater of $100.0 million and 10.0% of Consolidated Total Assets, with Consolidated Total Assets determined on the date of incurrence of such Indebtedness.

(c) For purposes of determining any particular amount of Indebtedness under this Section 10.11, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this this Section 10.11, in the event that all or a portion of an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (b)(1) through (b)(26) above or is permitted to be incurred pursuant to Section 10.11(a), the Issuer shall, in its sole discretion, classify (or later reclassify) such item or portion of such item of Indebtedness in any manner that complies with this Section 10.11, except that Indebtedness outstanding under the ABL Credit Agreement on the Issue Date shall be deemed to have been incurred on the Issue Date under clause (2) above and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 10.11. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 10.11.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

(e) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and the Restricted Subsidiaries may incur pursuant to this Section 10.11 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

(f) A change in GAAP or in the application thereof that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness, or that results in a liability for all or part of such obligation having to be recognized, will not be deemed to be an incurrence or issuance of Indebtedness for purposes of this Section 10.11.

(g) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 10.12. Liens.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien that secures Obligations under any Indebtedness on any property or assets of the Issuer or any of its Restricted Subsidiaries unless:

(1) in the case of Liens on any Collateral, such Lien is a Permitted Collateral Lien; and

(2) in the case of a Lien on any asset or property other than Collateral, (i) the Notes and Guarantees, as the case may be, are equally and ratably secured with (or on a senior basis to, in the case of Liens securing Subordinated Indebtedness) the Obligations secured by such Lien or (ii) such Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Holders of the Notes pursuant to Section 10.12(a)(2)(i) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to so secure the Notes.

SECTION 10.13. Limitations on Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, other than (x) Affiliate Transactions permitted under Section 10.13(b) and (y) Affiliate Transactions on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; provided that (i) if any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $15.0 million, the Issuer delivers to the Trustee an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 10.13 and (ii) if any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $35.0 million, the Issuer delivers to the Trustee a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 10.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

(b) The restrictions set forth in Section 10.13(a) shall not apply to:

(1) reasonable fees and compensation paid to, and indemnities and reimbursements and employment, consulting, severance and other compensatory, service or benefit related arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer, as determined in good faith by the Issuer’s Board of Directors or senior management;

(2) transactions exclusively between or among the Issuer and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

(3) (A) any agreement or arrangement as in effect as of the Issue Date (or transactions pursuant thereto) or (B) any amendment, modification or supplement to the agreements referenced in subclause (A) above or any replacement thereof, so long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced, are not more disadvantageous to the Holders when taken as a whole in any material respect compared to the applicable agreements or arrangements as in effect on the Issue Date, as determined in good faith by the Issuer;

(4) Restricted Payments or Permitted Investments permitted by this Indenture;

(5) transactions between the Issuer or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture;

(6) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries or are on terms at least as favorable in all material respects as might reasonably have been obtained at such time from an unaffiliated party, in each case, in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer;

(7) payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto); and

(8) transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction.

SECTION 10.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries or to pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or

(3) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer,

in each case except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law or any applicable rule, regulation or order;

(b) the Notes, the Guarantees, this Indenture and the Security Documents;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Issuer;

(d) any agreement or other instrument of a Person, or with respect to any property or assets or Capital Stock or Indebtedness, acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or any Person that becomes a Restricted Subsidiary (including by designation), in existence at the time of such acquisition or designation or at the time it merges with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(e) contractual encumbrances or restrictions in effect on the Issue Date;

(f) the ABL Credit Agreement or an agreement governing Additional Parity Debt permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Additional Parity Debt, the provisions relating to such encumbrance or restriction are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment than the provisions contained in the ABL Credit Agreement as in effect on the Issue Date;

(g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i) restrictions imposed by agreements governing obligations of Foreign Restricted Subsidiaries which are permitted under this Indenture;

(j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(k) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

(l) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein);

(m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Issuer or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(n) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (m) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b) through (m) above.

SECTION 10.15. Limitation on Preferred Stock of Restricted Subsidiaries. The Issuer will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to own any Preferred Stock of any Restricted Subsidiary of the Issuer that is not a Guarantor.

SECTION 10.16. Change of Control.

(a) If a Change of Control occurs after the Issue Date, unless, prior to, or concurrently with, the time the Issuer is required to make a Change of Control Offer, (x) the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice (that is irrevocable or conditioned solely upon the Change of Control transaction) with respect to all the Outstanding Notes as described under Section 11.06 or (y) there has occurred a Covenant Defeasance or a Legal Defeasance pursuant to Article Fourteen or a satisfaction and discharge of this Indenture pursuant to Section 4.01, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depository, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 10.16 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which (unless otherwise required by law or as otherwise provided below) will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or transmitted electronically (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control pursuant to this Section 10.16(a);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or, if the Note is in global form, in accordance with the procedures of the Depository, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration time of the Change of Control Offer, an electronic transmission (in PDF), a facsimile transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of the Depository, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to at least $2,000 or an integral multiple of $1,000 in excess of $2,000;

(8) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) such other instructions, as determined by the Issuer, consistent with this Section 10.16, that a Holder must follow.

(b) While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of Notes through the facilities of the Depository, subject to its rules, regulations and procedures.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.16, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

(d) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(e) Notwithstanding anything to the contrary in this Section 10.16, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control (and the Change of Control Payment Date delayed until consummation of such Change of Control), if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. If such a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Issuer’s sole discretion, until such time as such Change of Control shall have occurred, or if such Change of Control shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Issuer.

(g) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above) to redeem all Notes that remain Outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the Notes that remain Outstanding to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(h) The provisions of this Section 10.16 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.

SECTION 10.17. Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer);

(2) at least 75% of the consideration received by the Issuer or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be deemed to be cash:

(i) any liabilities (as reflected on the Issuer’s most recent internally available consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the Person acquiring such assets (or are otherwise canceled, terminated or otherwise extinguished by the buyer in connection with the transactions relating to such Asset Sale) and as a result of which the Issuer and its Restricted Subsidiaries no longer have any obligations with respect to such liabilities or are indemnified or released against further liabilities;

(ii) any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days after receipt; and

(iii) any Designated Non-Cash Consideration received by the Issuer or its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding in the aggregate, not to exceed the greater of (x) $45.0 million and (y) 2.5% of the Issuer’s Consolidated Total Assets at the time of receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value.

(3) [reserved]; and

(4) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Restricted Subsidiary to apply, at the Issuer’s option, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(i) (w) to permanently repay, prepay, redeem or repurchase First Lien Obligations; provided that any repayment, prepayment, redemption or repurchase of First Lien Obligations under or in respect of any Credit Facility shall be accompanied by a permanent termination of the corresponding amount of commitments thereunder; (x) in the case of Net Cash Proceeds of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; (y) to redeem or repurchase Notes (I) as provided under Section 11.01, (II) by making an offer in accordance with the procedures set forth below for a Net Proceeds Offer or (III) through open market purchases (at a price no less than 100% of the principal amount thereof plus accrued and unpaid interest thereon); or (z) to prepay, repay, redeem or purchase Permitted Additional Parity Debt at a price of no more than 100% of the principal amount of such Permitted Additional Parity Debt plus accrued and unpaid interest, if any, to but excluding the date of such prepayment, repayment, redemption or purchase; provided further that, to the extent the Issuer or such Restricted Subsidiary prepays, repays, redeems or purchases Permitted Additional Parity Debt pursuant to this clause (z), the Issuer shall equally and ratably redeem or repurchase (or offer to repurchase) obligations under the Notes as provided in the immediately preceding clause (y);

(ii) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock but excluding, for the avoidance of doubt, assets classified as current assets in accordance with GAAP) that will be used in the business of the Issuer and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”); provided that, in the case of this clause (ii), a binding commitment shall be treated as a permanent application of the Net Cash Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute part of the Net Proceeds Offer Amount if not otherwise applied as provided above within 365 days of the receipt of such Net Cash Proceeds; provided, further, that the Issuer or such Restricted Subsidiary, as the case may be, promptly takes such action (if any) as may be required to cause that portion of the investment constituting Collateral to be added to the Collateral securing the Notes; or

(iii) any combination of the foregoing.

(b) On the 366th day (or, in the event of an Acceptable Commitment, the 546th day) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 10.17(a)(4) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted Section 10.17(a)(4) (each a “Net Proceeds Offer Amount”) shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Additional Parity Debt, to all holders of such Additional Parity Debt, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Additional Parity Debt) on a pro rata basis, the maximum amount of Notes and Additional Parity Debt that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes and Additional Parity Debt to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

(c) The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this clause (c)).

(d) Pending the final application of any Net Cash Proceeds of this Section 10.17, the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(e) To the extent Holders properly tender Notes and holders of Additional Parity Debt properly tender such Additional Parity Debt in an amount that is less than the Net Proceeds Offer Amount, the Issuer may use any remaining Net Proceeds Offer Amount for general corporate purposes, subject to other covenants contained in this Indenture. To the extent Holders properly tender Notes and holders of Additional Parity Debt properly tender such Additional Parity Debt in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Additional Parity Debt will be purchased on a pro rata basis (based on amounts tendered) in an aggregate amount equal to the Net Proceeds Offer Amount (if any).

(f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.17, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.17 by virtue thereof.

(g) The provisions of this Section 10.17 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.

SECTION 10.18. Suspension of Covenants.

(a) Beginning on the date that (i) the Notes have an Investment Grade Rating and (ii) no Default or Event of Default shall have occurred and be continuing, and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have an Investment Grade Rating on the Notes (such period of time, the “Suspension Period”), the Issuer and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”):

(i) Section 8.01(a)(2);

(ii) Section 10.10;

(iii) Section 10.11;

(iv) Section 10.13;

(v) Section 10.14; and

(vi) Section 10.17.

(b) During a Suspension Period, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(c) On the Reversion Date, all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under clause (3) of the definition of “Permitted Indebtedness” and permitted to be refinanced under clause (17) of the definition of “Permitted Indebtedness.”

(d) Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 10.10 will be made as though Section 10.10 had been in effect prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 10.10(a)(iii). In addition, for purposes of Section 10.13, all agreements, arrangements and transactions entered into by the Issuer or any of its Restricted Subsidiaries with an Affiliate of the Issuer during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 10.14, all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

(e) Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period or at the time such covenants are reinstated.

(f) The Trustee shall have no duty to monitor the ratings of the Notes, determine whether a Suspension Period is in effect or the Reversion Date has occurred, or notify Holders of any of the foregoing.

SECTION 10.19. Additional Subsidiary Guarantees.

(a) After the Issue Date, the Issuer will cause each of its Domestic Restricted Subsidiaries (other than any Excluded Subsidiary for so long as it is an Excluded Subsidiary) that guarantees or becomes a borrower under the ABL Credit Agreement or that guarantees any Credit Facilities or any syndicated loan or capital markets Indebtedness of the Issuer or any of the Guarantors with an outstanding principal amount in excess of $10,000,000, in each case, within 30 calendar days of such Domestic Restricted Subsidiary ceasing to be an Excluded Subsidiary or of such guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee pursuant to which such Domestic Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture and supplements to the applicable Security Documents in order to grant a Lien on the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien.

(b) Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c) Each Guarantee shall be released in accordance with Section 12.08 of this Indenture.

SECTION 10.20. Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties, subject to limited exceptions.

SECTION 10.21. Post-Closing Covenant.

(a) Within 90 days of the Issue Date (or such later date as the First Lien Agent may agree in its reasonable discretion), the Notes Collateral Agent shall have received, with respect to each Mortgaged Real Property, each of the following, in form and substance reasonably satisfactory to the Notes Collateral Agent:

(i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Real Property, duly executed and delivered by the record owner of such Mortgaged Real Property and suitable for recording, registering or filing in all filing, registration or recording offices that the Notes Collateral Agent may reasonably deem necessary to create a valid and enforceable Lien, subject to Permitted Collateral Liens, in favor of the Notes Collateral Agent for the benefit of itself and the other Noteholder Secured Parties;

(ii) mortgagee’s title insurance policy or marked up unconditional binder of title insurance (subject to Permitted Collateral Liens) in amount, form, and substance as customary and appropriate and including such endorsements as customary and which are available at the jurisdiction where the applicable Mortgaged Real Property is located (and in connection therewith, the Issuer or the applicable Guarantor shall deliver to the applicable title company an “owner’s affidavit and GAP indemnity” in form and substance reasonably acceptable to such title insurance company);

(iii) either (x) an ALTA survey prepared and certified to the Notes Collateral Agent by a surveyor acceptable to the Notes Collateral Agent or (y) “no change to survey affidavit” or such other certificates or documents as the applicable title insurance company requires to remove the standard survey exception and issue standard survey-related endorsements; and

(iv) executed legal opinions regarding (x) the enforceability of each Mortgage from counsel in the state in which such parcel of Mortgaged Real Property is located and (y) the due authorization, execution and delivery of each Mortgage, each, in form and substance reasonably satisfactory to the Notes Collateral Agent.

(b) Within 60 days of the Issue Date (or such longer period as may be agreed by the Notes Collateral Agent in its sole discretion), use commercially reasonable efforts to deliver customary insurance certificates with respect to liability insurance and insurance policies maintained by the Issuer and Guarantors covering their properties and business against loss or damage, with endorsements (where customary and applicable), which name the Notes Collateral Agent as an additional insured thereunder and, in the case of each casualty insurance policy, where applicable, contain either a loss payable clause or a customary endorsement naming the Notes Collateral Agent as loss payee thereunder.

ARTICLE Eleven

REDEMPTION OF NOTES

SECTION 11.01. Right of Redemption.

Except as set forth below in this Section 11.01, the Issuer will not be entitled to redeem the Notes at its option prior to October 1, 2027.

The Notes will be redeemable, at the Issuer’s option, in whole or in part from time to time, at any time prior to October 1, 2027, upon notice as described in Section 11.06, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date).

On and after October 1, 2027, the Issuer may redeem the Notes, at its option, in whole or in part from time to time, upon notice as set forth in Section 11.06, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed), plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date), if redeemed during the 12-month period commencing on October 1 of the year set forth below:

Year	Percentage
2027	104.625%
2028	102.313%
2029 and thereafter	100.000%

In addition, prior to October 1, 2027 the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem, in whole or in part from time to time, upon notice as set forth in Section 11.06, up to 40% of the aggregate principal amount of Outstanding Notes under this Indenture at a redemption price of 109.250% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date); provided that (a) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after each such redemption; and (b) the Issuer makes such redemption not more than 120 days after the closing of the applicable Equity Offering.

SECTION 11.02. [Reserved].

SECTION 11.03. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 11.04. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least two Business Days before the notice of redemption is to be sent to Holders pursuant to Section 11.06 hereof and five Business Days in the case of a partial redemption of the Notes (in each case, unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and setting forth the Section of this Indenture pursuant to which the redemption shall occur; provided that no Opinion of Counsel pursuant to Section 1.03 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

SECTION 11.05. Selection by Trustee of Notes to Be Redeemed. With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase will be made on a pro rata basis to the extent practicable; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depository in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, at least 15 days but except as set forth in Section 11.06, not more than 60 days prior to the Redemption Date from the Outstanding Notes not previously called for redemption or purchase.

Notices of redemption or purchase shall be sent electronically or mailed by first-class mail, postage prepaid, at least 10 days, but, except as set forth in Section 11.06, not more than 60 days before the purchase date or Redemption Date to each Holder of Notes to be redeemed or purchased at such Holder’s registered address or otherwise in accordance with the procedures of the Depository (with a copy to the Trustee), except that redemption notices may be sent or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes as set forth in Article Fourteen or a satisfaction and discharge of this Indenture as set forth in Section 4.01. If any Note is to be redeemed or purchased in part only, any notice of redemption or purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

With respect to Notes represented by certificated notes, if any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in minimum denominations of $2,000 and integral multiple of $1,000 in excess thereof.

SECTION 11.06. Notice of Redemption. The Issuer shall deliver electronically or mail by first-class mail, postage prepaid, notice of redemption at least 15 days, but except as set forth in this Section 11.06, not more than 60 days before the purchase date or Redemption Date to each Holder of Notes to be redeemed or purchased at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be sent or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes as set forth in Article Fourteen or a satisfaction and discharge of this Indenture as set forth in Section 4.01.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3) in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder thereof upon cancellation of the original Note,

(5) that on the Redemption Date, the Redemption Price (and accrued interest, if any, to but not including the Redemption Date payable as provided in Section 11.08) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6) any condition precedent to the redemption;

(7) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8) the name and address of the Paying Agent,

(9) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10) the CUSIP, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information five Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering, Change of Control or other corporate transaction or event. If such redemption or offer to purchase is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date or purchase date may be delayed (including more than 60 days after the date the notice of redemption or purchase was mailed or transmitted electronically) without any specified notice requirement until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or purchase date, or by the Redemption Date or purchase date so delayed. In addition, the Issuer may provide in such notice that payment of the Redemption Price or purchase price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Issuer.

SECTION 11.07. Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed on such Redemption Date.

SECTION 11.08. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date), and from and after such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued but unpaid interest, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Redemption Date and such Note shall be canceled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes, unless such redemption is conditioned on the happening of a future event.

SECTION 11.09. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 11.10. Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as set forth in Sections 10.16 and 10.17. The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market or otherwise (for cash or otherwise).

ARTICLE Twelve

GUARANTEES

SECTION 12.01. Guarantees. Subject to this Article Twelve, each Guarantor jointly and severally, fully, unconditionally and irrevocably guarantees on a senior secured second lien basis the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder and the Notes Collateral Agent, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Notes Collateral Agent hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 12.04 hereof.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, consent or amendment by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note or in payment of any other obligations hereunder, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself or the Notes Collateral Agent or on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder, the Trustee or the Notes Collateral Agent is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee, the Notes Collateral Agent or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Trustee and the Notes Collateral Agent on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee and the Notes Collateral Agent in enforcing any rights under this Section 12.01.

SECTION 12.02. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 12.03. Restricted Subsidiaries. Upon the execution of any such amendment or supplement to this Indenture pursuant to which a Restricted Subsidiary becomes a Guarantor, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 8.03 and Section 12.08.

SECTION 12.04. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 12.05. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 12.06. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 12.07. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

SECTION 12.08. Release of a Guarantee.

(a) Each Guarantor may consolidate with or merge into, consummate a Division as the Dividing Person or sell its assets to the Issuer or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer without limitation, or with other Persons, upon the terms and conditions set forth in Section 8.02.

(b) In the event all of the Capital Stock of a Guarantor is sold by the Issuer and the sale complies with the provisions set forth in Section 10.17, such Guarantor’s Guarantee, together with any pledge of equity interests of such Guarantor or lien on or security interest in any assets of such Guarantor, will be released.

(c) In the event a Restricted Subsidiary that is a Guarantor is properly designated as an Unrestricted Subsidiary, such Guarantor's Guarantee, together with any pledge of the equity interests owned by such Guarantor or lien on or security interest in any assets of such Guarantor, will be released.

(d) To the extent a Guarantor is also a guarantor or a borrower under the ABL Credit Agreement and, at the time of release of its Guarantee, such Guarantor has been released from or discharged of its guarantee of, and all pledges and security, if any, granted in connection with, the ABL Credit Agreement (except a release by or as a result of a payment thereon), such Guarantor's Guarantee, together with any pledge of the equity interests owned by such Guarantor or lien on or security interest in any assets of such Guarantor, will be released.

SECTION 12.09. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

SECTION 12.10. Effectiveness of Guarantees. This Indenture shall be effective upon its execution and delivery by the parties hereto.

ARTICLE Thirteen

COLLATERAL

SECTION 13.01. Security Documents.

(a) The due and punctual payment of principal of (and premium, if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of (and premium, if any) and interest on the Notes and performance of all Notes Obligations and other Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the other Security Documents, according to the terms hereunder or thereunder, shall be secured as provided for in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreement.

(b) The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date, and any other Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 13.02. Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents and this Indenture. Notwithstanding anything to the contrary in the Security Documents and this Indenture, Liens on the property and other assets constituting Collateral securing the Notes Obligations will automatically and without the need for any further action by any Person be released under any one or more of the following circumstances:

(i) in whole or in part, as required by the Intercreditor Agreement or any Security Document;

(ii) to enable the disposition of such property or assets by a Note Party (other than to the Issuer or a Guarantor) to the extent not prohibited under Section 10.17;

(iii) with respect to property or other assets owned by a Guarantor that is released from its Guarantee pursuant to the terms of this Indenture, concurrently upon the release from such Guarantee;

(iv) to the extent any Collateral constitutes or becomes an “Excluded Asset”;

(v) in accordance with the provisions of Section 10.12;

(vi) with respect to any Collateral constituting property leased or licensed to the Issuer or a Guarantor under a lease which has expired or been terminated in a transaction permitted under this Indenture, to release such Collateral; or

(vii) as permitted by Sections 9.01 or 9.02.

(b) The Liens on the Collateral securing the Notes and the Guarantees also will be terminated and released:

(i) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the related Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid; or

(ii) upon a legal defeasance or covenant defeasance pursuant to Section 14.02 or Section 14.03 or a satisfaction and discharge of this Indenture pursuant to Section 4.01.

(c) At the request of the Issuer and delivery of the documents required by the following paragraph, the Notes Collateral Agent will promptly subordinate or release its Lien:

(1) upon the disposition by a Note Party of such property or assets (other than to the Issuer or a Guarantor) to the extent not prohibited under Section 10.17;

(2) as required by the Intercreditor Agreement or any Security Document;

(3) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Trustee as further described under Article Five; and

(4) on any property that is or becomes subject to Liens permitted to be incurred pursuant to clause (11), (13) or (34) of the definition of “Permitted Liens.”

With respect to any release, termination or subordination of any Lien or security interest on any Collateral which requires execution of any agreement, document, instrument or certificate by the Notes Collateral Agent or Trustee, as applicable, upon receipt of an Officer’s Certificate stating that such release, termination or subordination is permitted under this Indenture and the Security Documents, as applicable, the Notes Collateral Agent and/or Trustee, as applicable, shall promptly execute, deliver or acknowledge (at the Issuer’s expense) any necessary or proper instruments, documents, agreements or notices of termination, satisfaction, release or subordination of any such Liens or security interests prepared by the Issuer. The Notes Collateral Agent and/or Trustee shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested by any Note Party to release, terminate or subordinate any such Liens or security interests as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release or termination undertaken in reliance upon any such Officer’s Certificate.

SECTION 13.03. Suits to Protect the Collateral. Subject to the provisions of Article 6, the Intercreditor Agreement and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 13.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 13.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 13.05. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Thirteen to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 13.06. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Thirteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Thirteen; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

SECTION 13.07. Notes Collateral Agent.

(a) Each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Intercreditor Agreement and the other Security Documents, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Intercreditor Agreement and the other Security Documents, and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Intercreditor Agreement and the other Security Documents, and consents and agrees to the terms of the Intercreditor Agreement and each other Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 13.07. Each of the Holders by acceptance of the Notes hereby agrees that the Notes Collateral Agent may act as agent under and subject to the terms of the Security Agreement for the benefit of all Secured Parties, including, without limitation, any Secured Parties that hold any Permitted Additional Parity Debt. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the other Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreement and in the other Security Documents, to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Note Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents, or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Intercreditor Agreement or the other Security Documents by or through Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any

Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Note Party or Affiliate of any Note Party, or any Officer or Related Person thereof, contained in this Indenture or the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Note Party or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents, or to inspect the properties, books, or records of any Note Party or any Note Party’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Note Party), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents, in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 5 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 13.07).

(f) The Notes Collateral Agent may resign at any time by 30 days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Outstanding Notes, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 13.07 (and Section 6.07 hereof) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) U.S. Bank Trust Company, National Association shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein, in the Intercreditor Agreement or in the other Security Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into Intercreditor Agreement on the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Intercreditor Agreement and the other Security Documents.

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Note Party or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Note Party’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document, other than pursuant to the instructions of the Trustee or Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(l) If the Issuer or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of the existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that an Officer’s Certificate shall not be required in connection with the Intercreditor Agreement to be entered into by the Notes Collateral Agent on the Issue Date.

(m) No provision of this Indenture, the Intercreditor Agreement or any other Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the

Notes Collateral Agent) unless it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto.

Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause (m) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(n) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o) Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (including, but not limited to, lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Note Party under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or the Security Documents, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien thereon; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture or the Security Documents.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Notes Collateral Agent’s or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee, as applicable, or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r) Upon receipt of an Officer’s Certificate, the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment, restatement, joinder, supplement or other modification thereto to be executed after the Issue Date; provided that the Notes Collateral Agent shall not be required to execute or enter into any such Security Document which, in the Notes Collateral Agent’s reasonable judgment, is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent or that the Notes Collateral Agent determines is reasonably likely to involve the Notes Collateral Agent in personal liability. Other than as set forth in this Indenture, any such execution of a Security Document shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents (subject to the first sentence of this Section 13.07(r)).

(s) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no obligation to exercise discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or the Trustee, as applicable.

(t) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Outstanding Notes, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(u) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents, and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 5.06 and the other provisions of this Indenture.

(v) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document to take any action (an “Action”), including, without limitation, to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes, accompanied by, if requested, indemnity satisfactory to the Notes Collateral Agent against any loss, liability or expense, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including, without limitation, the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, other than as set forth in any provisions in this Indenture which provide for the documents or actions required with respect thereto (including as set forth in Section 9.03 and Section 13.02 of this Indenture), it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to the provisions of this Section 13.07 and Section 1.03 hereof. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(y) The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

(z) The Notes Collateral Agent shall be entitled to compensation, reimbursement and indemnity as provided in Section 6.07, as if references to the Trustee therein were references to the Notes Collateral Agent.

ARTICLE Fourteen

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01. Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 14.02 or Section 14.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Fourteen.

SECTION 14.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.02, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes and the Guarantees on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes, Guarantees, the Security Documents and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture, (2) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and

10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith and (4) this Article Fourteen. Subject to compliance with this Article Fourteen, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to the Notes.

SECTION 14.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.03, the Issuer and the Guarantors shall have the option to be released from any or all of their respective obligations under any covenant contained in Sections 8.01 and 8.02 and in Sections 10.04 through and including 10.21 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and, to the extent such option is exercised, the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), and as a result of such Covenant Defeasance, Sections 5.01(4), 5.01(5), and 5.01(7) and, with respect to only any Significant Subsidiary and not the Issuer, Section 5.01(6), shall no longer be in effect but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 14.04. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 14.02 or Section 14.03 to the Outstanding Notes:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be; provided that, with respect to any redemption pursuant to Section 11.01 that requires the payment of the Applicable Premium, the Redemption Price deposited shall be sufficient for purposes of this Indenture to the extent that the Redemption Price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Treasury Rate as of the second business day preceding the date of such deposit with the Trustee;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law,

(c) in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(d) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (including, without limitation, the ABL Credit Agreement but excluding this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(g) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

(h) Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the Stated Maturity or a Redemption Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 14.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 10.03(f), all cash and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer’s Request any money or Government Securities held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Fourteen.

SECTION 14.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 14.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE MANITOWOC COMPANY, INC.

By: /s/Brian P. Regan
Name: Brian P. Regan
Title: Executive Vice President and

Chief Financial Officer

[MTW – Signature Page to Indenture]

903963.01B-LACSR02A - MSW

MANITOWOC CRANE GROUP U.S. HOLDING, LLC

MANITOWOC CRANE COMPANIES, LLC

MGX EQUIPMENT SERVICES, LLC

MANITOWOC CP, INC.

GROVE U.S. L.L.C.

By: /s/Brian P. Regan
Name: Brian P. Regan
Title: Vice President and Treasury

[MTW – Signature Page to Indenture]

903963.01B-LACSR02A - MSW

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Notes Collateral Agent

By: /s/Brandon Bonfig
Name: Brandon Bonfig
Title: Vice President

[MTW – Signature Page to Indenture]

903963.01B-LACSR02A - MSW

Annex 1 ‑ Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES

1. Definitions

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of the Issue Date, the original issue date of the issuance of any Additional Notes and the date on which any such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in rule 902 of Regulation S) in reliance on Regulation S.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Appendix.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, each of J.P. Morgan Securities LLC, BMO Capital Markets Corp. and BofA Securities, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Non‑U.S. Person” means a Person who is not a U.S. Person.

“Notes” means (1) $300,000,000 aggregate principal amount of 9.250% Senior Secured Second Lien Notes due 2031 issued on the Issue Date and (2) Additional Notes, if any.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated September 5, 2024, among the Issuer, the Guarantors and the Representative on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Representative” means J.P. Morgan Securities, LLC as representative of the Initial Purchasers.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) of Regulation S.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Clearstream”	2.1(b)
“Euroclear”	2.1(b)
“Global Notes”	2.1(b)
“Regulation S Global Notes”	2.1(b)
“Rule 144A Global Notes”	2.1(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b) Except as provided in clause (b) of Section 2.3 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”).

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by direct or indirect participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Notes Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.

The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of the Global Notes for all purposes under this Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.3.

Notwithstanding the foregoing, through the Distribution Compliance Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.3.

(c) Book‑Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.2 below and 2.02 of this Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in this Section 2.1, 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $300,000,000 aggregate principal amount 9.250% Senior Secured Second Lien Notes due 2031 and (2) any Additional Notes for an original issue, in each case, in an aggregate principal amount specified in an Issuer’s Order pursuant to Section 2.02 of this Indenture. Such Issuer’s Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.13 of this Indenture, shall certify that such issuance is in compliance with Sections 10.11 and 10.12 of this Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Agent Member account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures of the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Issuer’s Order, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. The Note Registrar shall have no responsibilities with respect to transfers of beneficial interests within a single Global Note.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act (other than pursuant to Rule 144), as the case may be) and such other procedures as may from time to time be adopted by the Issuer. Each Definitive Note shall be maintained in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations (and may be transferred only in accordance with such provisions).

(v) During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of the United States or any State thereof.

(d) Legend. Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY

IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE ISSUER. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Note being sold pursuant to Regulation S shall also bear an additional legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Notes Collateral Agent or any Agent shall have any responsibility for any actions taken or not taken by the Depository.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository (A) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or (B) ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuer within 90 days of such notice, or of its becoming aware of such cessation, or (ii) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes and any Agent Member requests a Definitive Note in accordance with the applicable procedures of the Depository.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Annex 1

[FORM OF
FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE ISSUER OR ANY

SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE ISSUER. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Additional Regulation S Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[RULE 144A][REGULATION S] [GLOBAL] NOTE
9.250% Senior Secured Second Lien Note due 2031

No. [$____________]

CUSIP No.____________
ISIN No.____________

The Manitowoc Company, Inc., a Wisconsin corporation, promises to pay to [ ________], or registered assigns, the principal sum [of ________ U.S. dollars] on October 1, 2031.

Interest Payment Dates: April 1 and October 1 (commencing on April 1, 2025).

Regular Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the Notes referred to in the within‑mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
9.250% Senior Secured Second Lien Note due 2031

1. Principal and Interest.

The Issuer will pay the principal of this Note on October 1, 2031.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 9.250% per annum.

Interest will be payable semi‑annually in arrears (to the Holders of record at the close of business (if applicable) on the March 15 or September 15 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 1, 2025.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 19, 2024; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360‑day year of twelve 30‑day months.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest borne by the Notes.

2. Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each April 1 and October 1 (commencing on April 1, 2025) to the Persons who are Holders (as reflected in the Note Register at the close of business (if applicable) on the March 15 and September 15 (whether or not a Business Day) immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal or premium, if any, the Issuer will make payment to the Holder that surrenders this Note to the Paying Agent on or after the date such principal or premium is due and payable.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) subject to the provisions of the Indenture, by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Note Registrar.

The Issuer initially appoints U.S. Bank Trust Company, National Association, as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer or any of its Subsidiaries may act as Paying Agent, Note Registrar or co‑registrar.

4. Indenture.

The Issuer issued the Notes under an Indenture dated as of September 19, 2024 (the “Indenture”), among the Issuer, the Guarantors named therein, the Trustee and the Notes Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior secured second lien obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5. Optional Redemption.

Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to October 1, 2027.

The Notes will be redeemable, at the Issuer’s option, in whole or in part from time to time, at any time prior to October 1, 2027, upon notice as described in Section 11.06 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date).

On and after October 1, 2027, the Issuer may redeem the Notes at its option, in whole or in part from time to time, upon notice as described in Section 11.06 of the Indenture, at the Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date), if redeemed during the twelve‑month period commencing on October 1 of each of the years indicated below:

Year	Percentage
2027	104.625%
2028	102.313%
2029 and thereafter	100.000%

In addition, prior to October 1, 2027 the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem, in whole or in part from time to time, upon notice as described in Section 11.06 of the Indenture, up to 40% of the aggregate principal amount of Notes outstanding under the Indenture at a Redemption Price of 109.250% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date); provided that (a) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after each such redemption; and (b) the Issuer makes such redemption not more than 120 days after the closing of the applicable Equity Offering.

6. Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion of such Holder’s Outstanding Notes, at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase) and (b) Asset Sales, the Issuer may be obligated to make offers to purchase First Lien Obligations, Notes and/or Permitted Additional Parity Debt of the Issuer or a Restricted Subsidiary with a portion of the Net Cash Proceeds of such Asset Sales at a purchase price, with respect to the Notes only, of no less than 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase).

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the

Indenture. The Note Registrar and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar and the Issuer need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, a Net Proceeds Offer or other tender offer. Also, the Note Registrar and the Issuer need not register the transfer or exchange of any Notes for a period of ten days before delivering a notice of redemption of Notes to be redeemed.

8. Persons Deemed Owners.

A registered Holder shall be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes to the Redemption Date or Stated Maturity, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, or will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Security Documents, the Notes or any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Security Documents, the Notes or any Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not materially and adversely affect the legal rights under the Indenture of any Holder.

12. Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) merger and certain transfers of assets; (vii) purchase of Notes upon a Change of Control; (viii) issuance of Preferred Stock of Restricted Subsidiaries; and (ix) disposition of proceeds of Asset Sales. Within 120 days after the end of each fiscal year, the Issuer must report to the Trustee with respect to compliance with such limitations.

13. Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes or the Guarantees and the Indenture, the predecessor Person will be released from those obligations.

14. Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders). Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15. Guarantees.

Following the Issue Date the Issuer’s obligations under the Notes will be fully, irrevocably and unconditionally guaranteed on a senior secured second lien basis, to the extent set forth in the Indenture, by each of the Guarantors.

16. Security.

The Notes and the related Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents, if any. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral), if any, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date, and any other Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

17. Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

18. Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

21. Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE INDENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to The Manitowoc Company, Inc., 11270 West Park Place, Suite 1000, Milwaukee, WI 53224, Attention: Chief Financial Officer, with a copy to the General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ______________ Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐ to the Issuer; or

(1) ☐ pursuant to an effective registration statement under the Securities Act; or

(2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(4) ☐ pursuant to an exemption from registration under the Securities Act (other than pursuant to Rule 144A).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature:

Signature Guarantee:

Signature must be guaranteed Signature ¨

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________

Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, check the box: Change of Control ☐ Asset Sale ☐

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, state the amount in principal amount ($2,000 or integral multiples of $1,000 in excess thereof): $____________________

Date: __________________ Your Signature:
(Sign exactly as your name appears on the
other side of this Note)

Signature Guarantee: ________________________________

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF] SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[__________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, by __________________ (the “Guaranteeing Subsidiary”), a subsidiary of The Manitowoc Company, Inc. (the “Issuer”).

W I T N E S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”), an indenture (the “Indenture”), dated as of September 19, 2024, providing for the issuance of 9.250% Senior Secured Second Lien Notes due 2031 (the “Notes”); and

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Twelve thereof.

3. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Note.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PART[Y][IES] HERETO AGREE[S] TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The part[y][ies] may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the part[y][ies] hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the part[y][ies] hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes

6. Effect of Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7. The Trustee. The Trustee is an express and intended third party beneficiary hereof and is entitled to the rights and benefits hereunder and may enforce this Agreement as if it were a party hereto. This provision cannot be amended without the consent of the Trustee.

[signature page follows]

IN WITNESS WHEREOF, the part[y][ies] hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY],

By:
Name:
Title:

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of The Manitowoc Company, Inc. (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank Trust Company, National Association, as Trustee under the Indenture dated as of September 19, 2024, by and among the Issuer, the Guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as Notes Collateral Agent.

Name	Title	Signature
__________________	__________________	__________________
__________________	__________________	__________________
__________________	__________________	__________________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

[ ]

By:
Name:
Title:

C-1